Exhibit 99.1

ZYMEWORKS INC.

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

OF ZYMEWORKS INC.

AND

MANAGEMENT PROXY CIRCULAR

FOR ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2018

May 2, 2018

ZYMEWORKS INC.

Notice of Meeting

The 2018 annual general and special meeting of shareholders (the “Meeting”) of Zymeworks Inc., a British Columbia corporation (the “Company”), will be held on June 7, 2018 beginning at 9:00 a.m. (Vancouver time), at 1385 West 8th Avenue, Vancouver, British Columbia, V6H 3V9.

The following matters will be considered at the Meeting:

•	the election of two members of the board of directors of the Company to hold office until the 2021 annual meeting of shareholders or until their successors are elected and qualified, subject to earlier resignation or removal;

•	the appointment of KPMG LLP, chartered accountants, as auditors for the Company for the ensuing fiscal year and the authorization of the board of directors of the Company to fix the remuneration to be paid to the auditor;

•	an amendment and restatement of the Company’s stock option plan (the “Stock Option Plan”), which, among other things, changes the method by which the number of shares available for grant thereunder are determined and authorizes the issuance of new award types (including restricted stock, restricted stock units and stock appreciation rights), the full text of which, as amended and restated, is set forth at Schedule “A” to the accompanying proxy circular;

•	an amendment and restatement of the Company’s employee stock purchase plan (the “ESPP”), which, among other things, changes the purchase price used for purchases under the plan, the full text of which, as amended and restated, is set forth at Schedule “B” to the accompanying proxy circular; and

•	the consideration of other matters that may properly come before the Meeting.

The business to be considered at the Meeting may be considered at the Meeting or at any adjournment or postponement of the Meeting.

You are entitled to vote at the Meeting or at any adjournment or postponement thereof only if you were a shareholder of the Company at the close of business on April 20, 2018 (the “Record Date”). You are entitled to attend the Meeting or any adjournment or postponement thereof only if you were a shareholder at the Record Date or you hold a valid proxy to vote at the Meeting. You must present photo identification and proof of ownership or proxy representation to be admitted to the Meeting.

Whether or not you plan to attend the Meeting, we encourage you to read the accompanying proxy circular and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers—How You Can Vote” beginning on page 4 and to the instructions on your proxy or voting instruction card.

/s/ Ali Tehrani

Ali Tehrani

President and Chief Executive Officer

Vancouver, British Columbia

May 2, 2018

Important Notice Regarding the Availability of Proxy Circular Materials for the Annual General and Special Meeting of Shareholders to be Held on June 7, 2018.

The accompanying proxy circular and form of proxy or voting instruction card are being provided to shareholders beginning on or about May 16, 2018. Unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Zymeworks” or the “Company” refer to Zymeworks Inc. along with our subsidiary.

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1

Proxy Materials	1

How You Can Vote	4

Attending the Meeting	7

Shareholder Proposals and Director Nominations	7

Obtaining Additional Information	8

SHARE OWNERSHIP	10

GOVERNANCE	12

Board of Directors	12

Board Committees	15

Communications with the Board of Directors	18

Section 16(a) Beneficial Ownership Reporting Compliance	18

PROPOSALS TO BE VOTED ON	19

PROPOSAL 1 – ELECTION OF DIRECTORS	19

PROPOSAL 2 – APPOINTMENT AND REMUNERATION OF AUDITORS	26

PROPOSAL 3 – AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN	28

PROPOSAL 4 – AMENDMENT AND RESTATEMENT OF ESPP	36

EXECUTIVE OFFICERS	40

EXECUTIVE COMPENSATION	42

DIRECTOR COMPENSATION	53

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving these materials?

Our board of directors (“Board of Directors”) is making these materials available to you by mailing paper copies to you in connection with our Meeting to be held on June 7, 2018. As a shareholder, you are invited to attend the Meeting and are entitled and requested to vote on the business items described in this management proxy circular (“proxy circular”). This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of the management and the Board of Directors. This proxy circular is designed to assist you in voting your shares and includes information that we are required to provide under applicable Canadian securities laws and the rules of the U.S. Securities and Exchange Commission (the “SEC”).

These proxy materials are being sent to both registered and non-registered shareholders. If you are a non-registered owner, and we have sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, we (and not the intermediary holding on your behalf) have assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

There are two kinds of non-registered, or beneficial, shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners).

In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send the proxy materials directly to NOBOs and will pay for intermediaries to deliver the proxy materials to OBOs.

What is included in the proxy materials?

The proxy materials include:

•	our Notice of Meeting;

•	our proxy circular for the Meeting, including any schedules thereto; and

•	a proxy or voting instruction card.

What information is contained in this proxy circular?

The information in this proxy circular relates to the proposals to be voted on at the Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers and other required information.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting our Corporate Secretary at daniel.dex@zymeworks.com or by calling 1-604-378-1388, ext. 174.

A separate set of the materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact our transfer agent, Computershare Trust Company at:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Shareholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Zymeworks Inc.

Attn: Corporate Secretary

Suite 540—1385 West 8th Avenue

Vancouver, BC V6H 3V9

daniel.dex@zymeworks.com

We will not transmit proxy materials using notice-and-access, as such term is defined by Canadian securities laws.

Who pays the cost of soliciting proxies for the Meeting?

We will bear the cost of solicitation. This solicitation of proxies is being made to shareholders by mail, but may be supplemented by telephone or other personal contact.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.

What items of business will be voted on at the Meeting?

The business items to be voted on at the Meeting are:

•	the election of two members of the Board of Directors of the Company to hold office until the 2021 annual meeting of Shareholders or until their successors are elected and qualified, subject to earlier resignation or removal;

•	the appointment of KPMG LLP, chartered accountants, as auditors for the Company for the ensuing fiscal year and the authorization of the Board of Directors of the Company to fix the remuneration to be paid to the auditor;

•	an amendment and restatement of our Stock Option Plan, which, among other things, changes the method by which the number of shares available for grant thereunder are determined and authorizes the issuance of new award types (including restricted stock, restricted stock units and stock appreciation rights), the full text of which, as amended and restated, is set forth at Schedule “A” to the accompanying proxy circular;

•	an amendment and restatement of the ESPP, which, among things, changes the purchase price used for purchases under the plan, the full text of which, as amended and restated, is set forth at Schedule “B” to the accompanying proxy circular; and

•	the consideration of other matters that may properly come before the Meeting.

What are my voting choices?

You may vote “FOR” or “WITHHOLD” for the election of either one or both nominees for election as directors and may vote “FOR” or “AGAINST” each of the other proposals.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of its nominees for election to the Board of Directors; “FOR” the appointment of KPMG as auditors for the ensuing fiscal year and the authorization of the Board of Directors to fix the auditor’s remuneration; “FOR” the amendment and restatement of our Stock Option Plan and “FOR” the amendment and restatement of the ESPP.

What vote is required to approve each item?

To conduct business at the Meeting, a quorum consisting of at least 30% of the shares entitled to vote must be present in person or represented by proxy and at least two persons entitled to vote at the Meeting must be present in person or represented by proxy.

If you indicate “WITHHOLD,” in respect to the election of directors, your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting and will be considered a vote cast under our majority voting policy (described under “Proposal 1 – Election of Directors”). You are not entitled to cumulative voting in the election of directors.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be considered votes cast with respect to the election of any director nominee or on any other proposal.

Proposal	Required Vote
1. Election of Directors	Plurality of votes - nominees receiving the two highest number of votes at the meeting will be elected*

2. Appointment and Remuneration of Auditors	Majority of the votes cast on the proposal

3. Amendment and Restatement of the Stock Option Plan	Majority of the votes cast on the proposal

4. Amendment and Restatement of the ESPP	Majority of the votes cast on the proposal

*	See “Proposal 1 – Election of Directors” for a description of our majority voting policy. In an uncontested election, if the number of votes “withheld” for any nominee exceeds the number of votes “for” the nominee, then the policy requires that the nominee shall tender his or her written resignation to the Chair of the Board of Directors.

What happens if additional items are presented at the Meeting?

We are not aware of any item that may be voted on at the Meeting that is not described in this proxy circular. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Meeting.

Is my vote confidential?

You may elect to have your identity and individual vote be held confidential by marking the appropriate box on your proxy card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

Where can I find the voting results?

We expect to announce preliminary voting results at the Meeting and to publish final results, in a current report on Form 8-K that we will file with the SEC, and in a press release that we will file on the System for Electronic Document Analysis and Retrieval (“SEDAR”) promptly following the Meeting. The news release will also be available on our website at www.zymeworks.com.

How You Can Vote

What shares can I vote?

You are entitled to one vote for each common share that you owned at the close of business on April 20, 2018, the Record Date for the Meeting, at the Meeting and any adjournment or postponement thereof. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, there were 61 shareholders of record holding 4,568,875 of the 25,464,460 common shares that were outstanding, and the remaining 20,895,585 outstanding common shares were held through Cede & Co. and CDS & Co.

Each shareholder has the right to appoint a person or a company (who need not be a shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board of Directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares in person at the Meeting. You have received a proxy card to use in voting your shares either by mail or email.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

How can I vote in person at the Meeting?

You may vote, in person at the Meeting or any adjournment or postponement thereof, those shares that you hold in your name as the shareholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

How can I vote without attending the Meeting?

Whether you hold your shares as a shareholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Meeting or any adjournment or postponement thereof. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares. Each shareholder submitting a proxy has the right to appoint one or more proxy holders (but not more than five) to represent the shareholder at the Meeting to the extent and with the powers conferred by the proxy.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card. A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the proxy form.

Voting by Internet

Shareholders may vote over the Internet by following the instructions on the proxy or voting instruction card.

Voting by Telephone

Shareholders of record may vote by telephone by calling 1-866-732-8683 and following the instructions.

Most shareholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These shareholders should check the card for telephone voting availability.

Voting by Mail

Shareholders may vote by mail by signing, dating and returning their proxy or voting instruction card to our transfer agent, Computershare Trust Company, N.A. at the following address:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted as recommended by our Board of Directors. Additionally, the form of proxy confers discretionary authority upon the persons named therein with respect to: (i) the matters set out in the proxy if no choice is specified; (ii) amendments or variations to matters identified in this proxy circular; and (iii) other matters which may properly come before the Meeting, provided that, in the case of items (ii) and (iii), such amendments, variations or other matters were not known to our management a reasonable time prior to the solicitation of proxies. If any matters which are not now known should properly come before the Meeting, persons named in the form of proxy will vote on such matters in accordance with their best judgment. At the time of printing this proxy circular, our management is not aware of any amendment, variation or other matters which are to come before the Meeting other than those matters identified in the accompanying Notice.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not return your voting instruction card on a timely basis, your broker will have the authority to vote your brokerage shares only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares without your instructions on the election of directors and on the other proposals. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast. Such broker non-votes will have no effect on the outcome of the matter.

Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?

Shares that you own as a shareholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the procedure set out above under the heading “How will my shares be voted?”

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Meeting and any adjournment or postponement thereof and votes in person as described above under the heading “How can I vote in person at the Meeting?”

When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before 9:00 a.m. (Vancouver time) on June 5, 2018 or two business days prior to any adjournment of the Meeting or must be deposited at the Meeting with the Chair of the Meeting before the commencement of the Meeting or any adjournment thereof.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

May I change or revoke my vote?

If you are a shareholder of record, you may change your vote by: (i) providing a written notice of revocation to our Corporate Secretary at the address set out under the heading “How do I get additional copies of this proxy circular or voting materials?” provided that such notice is received prior to close of business on June 6, 2018; (ii) by attending the Meeting and voting in person; or (iii) by giving a subsequent proxy. To be effective, the subsequent proxy must be deposited at the place and time specified above under the heading “When is the deadline to vote?” for the deposit of proxies or deposited at the Meeting, or any adjournment thereof, with the Chair of the Meeting before any vote in respect of which the proxy has been given at the Meeting or any adjournment thereof.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Meeting and voting in person.

Attending the Meeting

Who can attend the Meeting?

You may attend the Meeting and any adjournment or postponement thereof only if you were a shareholder of ours at the close of business on April 20, 2018, the Record Date for the Meeting, or you hold a valid proxy to vote at the Meeting. You should be prepared to present photo identification to be admitted to the Meeting.

If you are not a shareholder of record, but are the beneficial owner of shares held in street name through a bank, broker or other nominee, in order to be admitted to the Meeting you must also provide proof of beneficial ownership on the Record Date, such as your account statement, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The Meeting will begin promptly at 9:00 a.m. Vancouver time. Please allow ample time for check-in procedures.

Shareholder Proposals and Director Nominations

What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting?

Shareholder proposals that are intended to be included in our proxy materials for next year’s annual meeting must be received by our Corporate Secretary no later than 5:00 p.m. Pacific time on March 7, 2019 and must be submitted to Corporate Secretary, Zymeworks Inc., Suite 540—1385 West 8th Avenue, Vancouver, BC Canada, V6H 3V9.

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.

See below under the heading “How may I nominate director candidates or present other business for consideration at a meeting?” for a description of the procedures through which shareholders may nominate director candidates for consideration.

How may I nominate director candidates or present other business for consideration at a meeting?

Shareholders who wish to (1) submit director nominees for consideration or (2) present other items of business directly at next year’s annual meeting must give written notice of their intention to do so, in accordance with the deadlines described below, to our Corporate Secretary at the address set forth under the heading “How do I get additional copies of this proxy circular or voting materials?” Any such notice also must include the information required by our Articles of Incorporation (“articles”) (which may be obtained as provided under the heading “How may I obtain financial and other information about Zymeworks Inc.?”) and must be updated and supplemented as provided in the articles.

Written notice of director nominees must be received, in the case of an annual meeting (including an annual and special meeting), not later than the close of business on the 30th day prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made, notice must be made not later than the close of business on the tenth day following the date of such first public announcement. See “Advance Notice Policy” in this proxy circular.

How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the nominating and corporate governance committee of our Board of Directors by writing to our Corporate Secretary at the address set forth under the heading “How do I get additional copies of this proxy circular or voting materials?” in accordance with the notice provisions described under the heading “How may I nominate director candidates or present other business for consideration at a meeting?” To be in proper written form, such notice must set forth the nominee’s name, age, business and residential address, and principal occupation or employment for the past five years; his or her direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and such other information on the nominee and the nominating shareholder as set forth in our articles, which may be obtained in accordance with the instructions under the heading “How may I obtain financial and other information about Zymeworks Inc.?”

Obtaining Additional Information

How may I obtain financial and other information about Zymeworks Inc.?

Our consolidated financial statements are included in our 2017 Annual Report on Form 10-K. We filed our Annual Report on Form 10-K with the SEC, 100 F Street, N.E., Washington, D.C. 20549 and, in Canada, on SEDAR. We also will furnish a copy of our 2017 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Corporate Secretary at the address under the heading in “How do I get additional copies of this proxy circular or voting materials?”

By writing to us, shareholders also may obtain, without charge, a copy of our articles, corporate governance guidelines, codes of conduct and board standing committee charters.

What if I have questions for the Company’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address:

Computershare Investor Services Inc.

100 University Ave, 8th Floor,

Toronto, ON, M5J 2Y1

How do I get additional copies of this proxy circular or voting materials?

If you need additional copies of this proxy circular or voting materials, please contact us at:

Zymeworks Inc.

Attn: Corporate Secretary

Suite 540—1385 West 8th Avenue

Vancouver, BC V6H 3V9

daniel.dex@zymeworks.com

SHARE OWNERSHIP

The following table indicates information as of April 20, 2018 regarding the beneficial ownership of our common shares for:

•	each person who is known by us to beneficially own more than 5% of our common shares;

•	each named executive officer;

•	each of our directors; and

•	all of our directors and executive officers as a group.

For the purposes of calculating percent ownership, as of April 20, 2018, 25,464,460 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within sixty days of April 20, 2018, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any common shares on or within 60 days, upon conversion or exercise of outstanding securities or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. To our knowledge, except as noted in the table below, no person or entity is the beneficial owner of more than 5% of the voting power of our common shares.

Except as otherwise indicated, the address of each of the persons in this table is 540-1385 West 8th Avenue, Vancouver, British Columbia, Canada V6H 3V9.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Shareholders:
Eli Lilly and Company (1)	3,957,085	15.5%
CTI Life Sciences Fund, L.P. (2)	3,027,902	11.9
Celgene Alpine Investment Co., LLC (3)	1,539,483	6.0
BDC Capital Inc (4)	1,923,074	7.6
Fonds de solidarité des travailleurs du Québec (F.T.Q.) (5)	1,551,787	6.1
Directors and Named Executive Officers:
Nick Bedford (6)	195,831	*
Diana Hausman (7)	44,106	*
Kenneth Hillan (8)	18,157	*
Neil Klompas (9)	195,821	*
Hollings Renton (10)	18,157	*
Natalie Sacks (11)	9,776	*
Ali Tehrani (12)	692,566	2.7
Lota Zoth (13)	19,222	*
All executive officers and directors as a group (8 persons)	1,193,636	4.6%

*	Less than one percent
(1)	Consists of 3,957,085 common shares held by Eli Lilly and Company. The address for this entity is Lilly Corporate Center, Indianapolis, Indiana 46285, USA.

(2)	Consists of 3,027,902 common shares held by CTI Life Sciences Fund, L.P. The address for this entity is 1 Place Ville-Marie, Suite 1635, Montréal, Québec H3B 2B6, Canada.
(3)	Consists of 1,539,483 common shares held by Celgene Alpine Investment Co., LLC. The address for this entity is 86 Morris Avenue, Summit, NJ 07901, USA.
(4)	Consists of 1,923,074 common shares held by BDC Capital Inc. The address for this entity is 5 Place Ville Marie, Suite 400, Montreal, Quebec H3B 5E7, Canada.
(5)	Consists of 1,551,787 common shares held by Fonds de solidarité des travailleurs du Québec (F.T.Q.). The address for this entity is 545 Cremazie Blvd. East, Suite 200, Montréal, Québec, H2M 2W4, Canada.
(6)	Consists of 137,223 common shares held jointly with Stania Bedford, and 58,608 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(7)	Consists of 2,000 common shares held personally and 2,000 common shares held by Wayne Jack Wallis, and 40,106 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(8)	Consists of 18,157 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(9)	Consists of 649 shares held personally and 700 shares held by S. Jennifer Heine, and 194,472 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(10)	Consists of 18,157 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(11)	Consists of 9,776 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(12)	Consists of 256,009 common shares held personally and 62,286 common shares held by Charissa Tehrani, and 374,271 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.
(13)	Consists of 19,222 common shares issuable upon the exercise of options exercisable within 60 days after April 20, 2018.

GOVERNANCE

Our business and affairs are managed, and all corporate powers are exercised, under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors has delegated authority to manage day-to-day business operations.

Our Board of Directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the Company’s governance. It also has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to members of our Board of Directors and our executive officers as well as all of our employees. Several standing committees (audit, compensation and nominating and corporate governance) assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.

Our corporate governance guidelines, audit, compensation, and nominating and corporate governance committee charters and Code of Conduct are posted on our website at www.zymeworks.com. Paper copies of these documents, as well as our constating documents (including our articles), Advance Notice Policy (defined herein) and position descriptions for the Chair of the Board of Directors and the lead director, may be obtained upon request by writing to: Corporate Secretary, Zymeworks Inc., Suite 540—1385 West 8th Avenue, Vancouver, BC Canada V6H 3V9. Our audit committee charter is attached as Schedule “C” to this proxy circular. Our board mandate is attached as Schedule “D” to this proxy circular.

Our articles provide that a quorum of shareholders is the holders of at least 30% of the shares entitled to vote at the meeting, present in person or represented by proxy, and at least two persons entitled to vote at the meeting, present in person or represented by proxy.

The Canadian Securities Administrators has issued corporate governance guidelines pursuant to National Policy 58-201–Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101—Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

Board of Directors

Our Board of Directors is responsible for the stewardship of the Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board of Directors has a formal mandate that includes the following:

•	appointing our Chief Executive Officer;

•	developing the corporate goals and objectives that our Chief Executive Officer is responsible for meeting and reviewing the performance of our Chief Executive Officer against such corporate goals and objectives;

•	taking steps to satisfy itself as to the integrity of our Chief Executive Officer and other executive officers and that our Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

•	reviewing and approving our Code of Conduct and reviewing and monitoring compliance with the Code of Conduct and our enterprise risk management processes;

•	adopting a strategic planning process to establish objectives and goals for our business and reviewing, approving, and modifying, as appropriate, the strategies proposed by management to achieve such objectives and goals; and

•	reviewing and approving material transactions not in the ordinary course of business.

Board Leadership

Our Board of Directors has a Chair, currently Mr. Nick Bedford, an independent director, who has authority, among other things, to call and preside over Board of Directors meetings. The Chair, in consultation with the chair of any applicable committee and other directors, as appropriate, shall establish the agenda for meetings of the Board of Directors. If the Chair is not an independent director then an independent lead director should act as the effective leader of the Board of Directors and ensure the Board of Directors’ agenda will enable it to successfully carry out its duties.

As a general policy, the Board of Directors believes that separation of the position of the Chair and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversite of management’s performance and enhances the effectiveness of the Board of Directors as a whole.

We have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.

Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our audit committee. Our Board of Directors receives periodic reports on each committee’s activities. Our audit committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. Our audit committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Director Independence

The Board of Directors has determined that all directors, except Mr. Tehrani, meet the independence requirements under the NYSE Listing Rules and applicable Canadian securities laws, and qualify as “independent directors” under those Listing Rules and applicable Canadian securities laws. Mr. Tehrani is not considered independent by virtue of being our President and Chief Executive Officer. Each of the members of our compensation committee, audit committee and corporate governance and nominating committee is an independent director.

The following directors are presently directors of other reporting issuers, as set out below:

Director	Reporting Issuer
Kenneth Hillan	Achaogen Inc.

Hollings Renton	Portola Pharmaceuticals, Inc. Anaptys Bio, Inc.

Lota Zoth	Orexigen Therapeutics, Inc. Newlink Genetics Corporation Spark Therapeutics, Inc. Circassia Pharmaceuticals PLC

Board and Committee Meetings; Executive Sessions

At regularly scheduled Board of Directors and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.

The Chair, in consultation with the chair of any applicable committee and other directors, as appropriate, establishes the agenda for meetings of the Board of Directors. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chair of the Board of Directors. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting.

The independent members of the Board of Directors also meet, as required, without the non-independent director and members of management, before or after each regularly scheduled meeting in camera. Since the beginning of the current fiscal year, our Board of Directors has held two meetings.

During the fiscal year ended December 31, 2017, our Board of Directors held eight meetings. The table below provides the attendance record for our directors at the meetings held during each director’s respective term:

Director	Attendance Record
Ali Tehrani	8/8
Nick Bedford	8/8
Hollings Renton	7/7
Lota Zoth	8/8
Kenneth Hillan	6/7
Natalie Sacks	2/2

Board members are permitted to attend our annual general meeting.

Board Committees

The following chart sets forth our Board of Directors’ standing committees and membership on these committees as of April 20, 2018.

	Audit	Nominating & Corporate Governance	Compensation
Nick Bedford	Member	Chair	—
Hollings Renton	Member	—	Chair
Lota Zoth	Chair	—	Member
Kenneth Hillan	—	Member	Member
Natalie Sacks	—	Member	—

Audit Committee

Our audit committee consists of Ms. Zoth, Mr. Renton and Mr. Bedford. Ms. Zoth serves as the chair of our audit committee and has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The members of our audit committee are “financially literate” and “independent” within the meaning of NYSE rules and Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”).

The education and experience of each member of the audit committee that is relevant to the performance of his or her responsibilities as a member of the audit committee is described below under “Proposal 1 – Election of Directors.”

Ms. Zoth currently serves on the audit committees of four public companies: Circassia Pharmaceuticals PLC (London Stock Exchange), NewLink Genetics Corporation (Nasdaq), Orexigen Therapeutics, Inc. (Nasdaq) and Spark Therapeutics, Inc. (Nasdaq). Our Board of Directors has determined that Ms. Zoth’s simultaneous service on those audit committees does not impair her ability to effectively serve on our audit committee.

The principal purpose of our audit committee is to assist our Board of Directors in its oversight of:

•	the quality and integrity of our financial statements and related information;

•	the independence, qualifications, appointment and performance of our external auditor;

•	our disclosure controls and procedures, internal control over financial reporting and management’s responsibility for assessing and reporting on the effectiveness of such controls;

•	our compliance with applicable legal and regulatory requirements; and

•	our enterprise risk management processes.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our audit committee, consistent with the rules of the NYSE, the SEC and NI 52-110, a current copy of which is available on our website at www.zymeworks.com. Our audit committee charter is also attached as Schedule “C” to this proxy circular.

Our audit committee has access to all of our books, records, facilities and personnel and may request any information about us as it may deem appropriate. It also has the authority in its sole discretion and at our expense to retain and set the compensation of outside legal, accounting or other advisors as necessary to assist in the performance of its duties and responsibilities.

Both our independent auditors and internal financial personnel regularly meet privately with the audit committee and have unrestricted access to this committee. Our audit committee held six meetings during the fiscal year ended December 31, 2017.

Compensation Committee

Our compensation committee currently consists of Ms. Zoth, Mr. Renton and Dr. Hillan, and is chaired by Mr. Renton. The functions of this committee include:

•	reviewing and making recommendations with respect to compensation policy and programs and determining and recommending option grants under our incentive stock plan;

•	reviewing and recommending to our Board of Directors the manner in which executive compensation should be tied to corporate goals and objectives;

•	annually reviewing and recommending for the approval of the Board of Directors the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives and determining and recommending for the approval of the Board of Directors the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all executive officers other than the Chief Executive Officer;

•	reviewing and making recommendations to our Board of Directors regarding the Company’s equity-based plans;

•	authority to oversee our non-executive equity-based plans, including the discharge of any duties imposed on the compensation committee by any of those plans; and

•	reviewing director compensation for service on our Board of Directors and board committees at least once a year and recommending any changes to our Board of Directors.

Additional discussion of the role and responsibilities of the compensation committee is set forth below under “Executive Compensation — Compensation Discussion and Analysis.”

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our compensation committee consistent with the rules of the NYSE, the SEC and the guidance of the Canadian Securities Administrators, a current copy of which is available on our website at www.zymeworks.com.

Our Board of Directors has determined that each of the members of our compensation committee is independent as defined by NYSE rules and is also independent for the purposes of NI 58-101. Our compensation committee held ten meetings during the fiscal year ended December 31, 2017.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Bedford, Dr. Sacks and Dr. Hillan. The nominating and corporate governance committee is chaired by Mr. Bedford.

The nominating and corporate governance committee’s purpose is to assist our Board of Directors in:

•	identifying individuals qualified to become members of our Board of Directors;

•	selecting or recommending that our Board of Directors select director nominees for the next annual meeting of shareholders and determining the composition of our Board of Directors and its committees;

•	developing and overseeing a process to assess our Board of Directors, the Chair of the Board of Directors, the committees of the Board of Directors, the chairs of the committees, individual directors and management; and

•	developing and implementing our corporate governance guidelines.

It is the responsibility of the nominating and corporate governance committee to regularly evaluate the overall efficiency of our Board of Directors and our Chair and all board committees and their chairs. As part of its mandate, the nominating and corporate governance committee conducts the process for the assessment of our Board of Directors, each committee and each director regarding his, her or its effectiveness and contribution, and reports evaluation results to our Board of Directors on a regular basis. In the course of this assessment, the chair of the nominating and corporate governance committee solicits input on committee members from the chair of each standing committee as well as from each of the current members of our Board of Directors. The nominating and corporate governance committee reviews and discusses this feedback and reports to the Board of Directors on an annual basis.

Our Board of Directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the nominating and corporate governance committee has developed a skills and competencies matrix for our Board of Directors as a whole and for individual directors.

The nominating and corporate governance committee may retain, at the Company’s expense, outside counsel or other advisors as necessary to assist in the performance of its duties and responsibilities.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of our nominating and corporate governance committee, a current copy of which is available on our website at www.zymeworks.com.

Director Nominations

Our nominating and corporate governance committee identifies, selects and recommends to the Board of Directors individuals qualified to serve both on the Board of Directors and on committees of the Board of Directors, including persons suggested by shareholders and others, in accordance with our articles. In identifying new candidates for our Board of Directors, the nominating and corporate governance committee considers what competencies and skills our Board of Directors, as a whole, should possess and assess what competencies and skills each existing director possesses, considering our Board of Directors as a group, and the personality and other qualities of each director, as these may ultimately determine the boardroom dynamic. All directors are required to possess fundamental qualities of intelligence, honesty, integrity, ethical behavior, fairness and responsibility and be committed to representing the long-term interests of the shareholders. They must also have a genuine interest in the Company and be able to devote sufficient time to discharge their duties and responsibilities effectively. Recommendations concerning director nominees are based on merit and past performance as well as expected contribution to the Board of Directors’ performance, knowledge of the industry and sector in which the Company operates.

The Company, including our Board of Directors, views diversity in a broad context and considers a variety of factors when assessing nominees for the Board of Directors; however, we have no formal policy regarding board diversity. Our priority in the selection of members of our Board of Directors is identifying members who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape. There are currently two women on our Board of Directors, which represents approximately 34% of the current board.

The nominating and corporate governance committee will consider for nomination qualified director candidates recommended by our shareholders in accordance with our articles. Any shareholder who wishes to recommend a director candidate is directed to submit written notice of the nomination to our Corporate Secretary at our principal executive offices. For details on the requirements for the submission of such notice, see “Advance Notice Policy” under “Proposal 1 – Election of Directors” in this proxy circular.

All written submissions received from our shareholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our shareholders in the same manner as recommendations received from management, committee members or members of our Board of Directors.

Our Board of Directors has determined that each of the members of our nominating and corporate governance committee is independent as defined by the NYSE rules and is also independent for the purposes of NI 58-101. The nominating and corporate governance committee met four times during the year ended December 31, 2017.

Communications with the Board of Directors

Shareholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee. Written correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Zymeworks Inc., Suite 540—1385 West 8th Avenue, Vancouver, BC Canada, V6H 3V9.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act does not apply because we are a foreign private issuer under U.S. securities laws. Our officers and directors are required to file reports of equity ownership and changes of ownership with the Canadian Securities Administrators and do not file such reports under the Exchange Act.

PROPOSALS TO BE VOTED ON

Proposals 1, 2, 3 and 4 are included in this proxy circular at the direction of our Board of Directors. Our Board of Directors unanimously recommends that you vote “FOR” both of the nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

The nominating and corporate governance committee has recommended and our Board of Directors has nominated the following two individuals for election as directors, both of whom are currently directors:

•	Ali Tehrani; and

•	Nick Bedford.

Properly executed proxies will be voted for these two nominees unless other instructions are specified. In no event may the proxies be voted for more than two nominees.

Our Board of Directors determined that the non-employee nominee, Mr. Bedford, is an independent director.

Biographical information regarding each director nominee and his qualifications to serve as a director is set forth on the succeeding pages. Unless otherwise indicated, each director has held his principal occupation or other positions with the same or predecessor organizations for at least the last five years.

Ali Tehrani

Dr. Tehrani is one of our co-founders and currently serves as our President and Chief Executive Officer. Dr. Tehrani has served as a member of our Board of Directors since the Company’s inception in September 2003. He has been an integral part of many of our corporate achievements including raising seed and angel financing and overseeing our technical operations and patent filings. Dr. Tehrani holds both Bachelors and Masters of Science degrees in Biochemistry from the University of Massachusetts, and has a Doctoral degree in Microbiology and Immunology from the University of British Columbia. While completing his Ph.D. degree he co-founded the Student Biotechnology Network, for which he received the UBC Faculty of Science Achievement Award for Outstanding Leadership in 2002. Dr. Tehrani has served as a board director for the Student Biotechnology Network and LifeSciences British Columbia, on the MITACS Industrial Advisory Board, and on BIOTECanada’s Industrial and Environmental Committee. Currently, he is a member of the board of directors of Creatus Biosciences Inc. and CQDM and a Council Member on British Columbia’s Premier’s Technology Council. Dr. Tehrani is a resident of British Columbia, Canada.

Nick Bedford

Mr. Bedford has served as Chair of our Board of Directors since September 2004. He brings his expertise in business and finance to Zymeworks, after serving as Chair of the board of directors of ActiveState Corporation, a software corporation, from May 2002 up to the time of its acquisition by Sophos Group plc, an international security software and hardware company, in July 2003. Additionally, he held senior positions at UBS Warburg from 1982 to 2002, including the Frankfurt-based role as Head of German Equities. In this position he oversaw all sales and sales trading of equity products, and was responsible for the merger of UBS Germany’s equity business with SBC Warburg in 1998. Prior to this he was with UBS’ Securities division in Zurich, Tokyo, and London. Mr. Bedford has served on the board of Actenum Corporation since 2003, and previously served as a member of the board of Aegis Mobility from 2006 to January 2015. Mr. Bedford holds a B.Sc. in Civil Engineering from King’s College, London University. Mr. Bedford is a resident of British Columbia, Canada.

Remaining Members of the Board of Directors

Biographical information regarding the remaining members of the Board of Directors is set forth on the succeeding pages. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years.

Kenneth Hillan

Dr. Hillan has served as a member of our Board of Directors since February 2017. Dr. Hillan has served as President and President, R&D at Achaogen, Inc., a public biopharmaceutical company, since January 2018, and on its board of directors since October 2011. Dr. Hillan served as Achaogen’s Chief Executive Officer from October 2011 until December 2017. Prior to this, Dr. Hillan served as Achaogen’s Chief Medical Officer from April 2011 to July 2014. Prior to joining Achaogen, Dr. Hillan worked at Genentech, Inc., a pharmaceutical company and a member of the Roche Group, from August 1994 to March 2011. Dr. Hillan held progressively senior roles at Genentech, most recently holding the position of Senior Vice President & Head of Roche Product Development, Asia Pacific from April 2010 to March 2011, and was responsible for numerous successful drug approvals and led the medical and scientific strategies for Genentech’s immunology, tissue growth and repair drug portfolio. Dr. Hillan also served on the board of directors of Relypsa, Inc., a publicly traded biotechnology company that was acquired in September 2016 by Galencia AG for $1.5 billion, from June 2014 to September 2016. Dr. Hillan has an M.B. and a Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow in the United Kingdom. Dr. Hillan is a Fellow of the Royal College of Surgeons, and a Fellow of the Royal College of Pathologists. Dr. Hillan is a resident of California, USA.

Hollings Renton

Mr. Renton has served as a member of our Board of Directors since February 2017. Mr. Renton served as CEO and President of Onyx Pharmaceuticals, Inc. from March 1993 to March 2008 and was the chair of the board of directors of Onyx from June 2000 to March 2008. Onyx was acquired by Amgen Inc. in 2013 for $10.4 billion. Before joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, from December 1991 to December 1993. Mr. Renton served in a variety of executive roles at Cetus Corporation from 1983 including as President from 1990 to 1991, Chief Operating Officer from 1987 to 1990 and Chief Financial Officer from 1983 to 1987, prior to its acquisition by Chiron in 1991. Mr. Renton currently serves as chair of the board of directors of Portola Pharmaceuticals Inc., where he has been a board member since March 2010. He has also served on the board of directors of AnaptysBio, Inc. since June 2015. Previously, Mr. Renton served on the boards of three biopharmaceutical companies, KYTHERA Biopharmaceuticals, Inc. (December 2014 to October 2015), Affymax, Inc. (June 2009 to November 2014) and Rigel Pharmaceuticals, Inc. (January 2004 to March 2014). Mr. Renton also previously served on the board of Cepheid Inc., a molecular diagnostics company, from March 2000 to November 2016. Mr. Renton received his M.B.A. from the University of Michigan and his B.S. in Mathematics from Colorado State University. Mr. Renton is a resident of California, USA.

Natalie Sacks

Dr. Sacks has served as a member of our Board of Directors since August 2017. Dr. Sacks is a trained oncologist, and has served as the Chief Medical Officer of Aduro Biotech since September 2016. Prior to joining Aduro, Dr. Sacks served as an advisor on development strategy for multiple firms. Previously, she was Vice President of Clinical Development at Onyx Pharmaceuticals (acquired by Amgen) from 2011 to 2014, where she played a key role in the development and approval of Kyprolis®, an FDA-approved therapy for the treatment of relapsed or refractory multiple myeloma, and in business development strategy. Prior to that, she served as Vice President of Clinical Research for Exelixis where she directed the development of a portfolio of small molecules, with responsibilities ranging from IND filings to late-stage development, including late-stage development of Cometriq™, an FDA-approved therapy for the treatment of medullary thyroid cancer. Earlier in her career, Dr. Sacks served as Vice President of Clinical Development at Cell Genesys, a company focused on the development of cancer vaccines and engineered chimeric antigen receptor (CAR) T cells. Prior to her tenure in biotechnology, she served in a variety of research and analytical roles at academic institutions and companies, including Massachusetts General Hospital, Medical College of Pennsylvania, and ICI-Stuart Pharmaceuticals. In addition to her industry experience, Dr. Sacks held an active faculty appointment at the University of California, San Francisco, as an assistant clinical professor of medicine in the Division of Hematology/Oncology from 2003 to 2017. She received her M.D. from the University of Pennsylvania School of Medicine, her M.S. in Biostatistics from Harvard University School of Public Health and her B.A. in Mathematics from Bryn Mawr College. Dr. Sacks is a resident of California, USA.

Lota Zoth

Ms. Zoth has served as a member of our Board of Directors since November 2016. Ms. Zoth is a Certified Public Accountant and has served as Chief Financial Officer, Chief Accounting Officer and Controller for various publicly traded companies. Most recently, Ms. Zoth acted as Chief Financial Officer (from 2004 to 2007) and Controller and Chief Accounting Officer (from 2002 to 2004) for MedImmune, Inc., a publicly traded biotechnology company. Prior to that, Ms. Zoth acted as Senior Vice President, Controller and Chief Accounting Officer of PSINet, Inc., and as a financial executive in various roles at Sodexho Marriott, Marriott International, Pepsi-Cola and PepsiCo. Ms. Zoth began her career as an auditor with Ernst & Young. Ms. Zoth currently serves on the boards of the following biopharmaceutical companies: Aeras (non-profit), Orexigen Therapeutics, Inc. (Nasdaq), NewLink Genetics Corporation (Nasdaq), Circassia Pharmaceuticals, plc (LSE) and Spark Therapeutics, Inc. (Nasdaq). Previously, Ms. Zoth served on the boards of two other biopharmaceutical companies, Hyperion Therapeutics, Inc. (Nasdaq, February 2008 to May 2015) and Ikaria, Inc. (private, January 2008 to February 2014). Ms. Zoth is, or has served as, the audit committee chair at each of these companies. Ms. Zoth is a resident of Texas, USA.

Staggered Board Provisions

Our articles provide for a classified (or staggered) board of directors consisting of three classes of directors, with directors serving staggered three-year terms.

While the staggered board provisions apply, at every annual general meeting and in every unanimous shareholder resolution in lieu thereof, all of the directors whose terms expire shall cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. The shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in a unanimous resolution appoint, the number of directors required to fill any vacancies created. The directors will hold office for the applicable terms contemplated in the staggered board provisions. Upon the resignation of a director, the remaining directors may fill the casual vacancy resulting from such resignation for the remainder of the unexpired term.

Following the expiry of the staggered board provisions, the term of every director will be deemed to expire on our first annual general meeting following such expiry. If we cease to be listed on the Toronto Stock Exchange (the “TSX”) prior to the expiry of the staggered board provisions then the staggered board provisions will continue to apply.

For as long as we are listed on the TSX, the staggered board provisions will apply until the later of:

i.	the third annual general meeting following the date we continued as a British Columbia company; and

ii.	the date on which the TSX ceases to permit our Board of Directors to be elected in this manner.

The TSX requires each of its listed issuers to annually elect its directors. The TSX has granted us a waiver from this requirement.

The initial terms of office for each of our directors is as follows:

i.

Nick Bedford and Ali Tehrani have one year terms expiring on the first annual general meeting following May 2, 2017, the date we continued as a British Columbia company, (i.e., the Meeting to be held on June 7, 2018);

ii.	Kenneth Hillan and Natalie Sacks have two year terms expiring on the second annual general meeting following May 2, 2017, the date we continued as a British Columbia company; and

iii.	Hollings Renton and Lota Zoth have three year terms expiring on the third annual general meeting following May 2, 2017, the date we continued as a British Columbia company.

Replacement or Removal of Directors

To the extent directors are elected or appointed to fill casual vacancies or vacancies arising from the removal of directors, in both instances whether by shareholders or directors, the directors shall hold office until the remainder of the unexpired portion of the term of the departed director that was replaced.

Under our articles, the number of directors of Zymeworks is the greater of three and the number set by our Board of Directors from time to time. Our Board of Directors has set the number of directors at six.

Majority Voting Policy

In accordance with the requirements of the TSX, we adopted a “majority voting policy” to the effect that a nominee for election as a director of Zymeworks who does not receive a greater number of votes “for” than votes “withheld” with respect to the election of directors by shareholders shall offer to tender his or her resignation to the Chair of our Board of Directors promptly following the meeting of shareholders at which the director was elected. The nominating and corporate governance committee will consider such offer and make a recommendation to our Board of Directors whether or not to accept such resignation. Our Board of Directors will promptly accept the resignation unless it determines, in consultation with the nominating and corporate governance committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. Our Board of Directors will make its decision and announce it in a press release within 90 days following the meeting of shareholders. A director who tenders a resignation pursuant to our majority voting policy will not participate in any meeting of our Board of Directors or the nominating and corporate governance committee at which the resignation is considered. Our majority voting policy does not apply for contested meetings at which the number of directors nominated for election is greater than the number of seats available on the Board of Directors.

Advance Notice Policy

Our articles include an advance notice policy (the “Advance Notice Policy”). The Advance Notice Policy provides that any shareholder seeking to nominate a candidate for election as a director (a “Nominating Shareholder”) at any annual meeting of the shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, must give timely notice thereof in proper written form to our Corporate Secretary.

To be timely, a Nominating Shareholder’s notice must be made: (i) in the case of an annual meeting of shareholders (including an annual and special meeting), not less than 30 days prior to the date of the annual meeting of shareholders, provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the date of such first public announcement; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. The articles also prescribe the proper written form for a Nominating Shareholder’s notice.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.

Notwithstanding the foregoing, the Board of Directors may, in their sole discretion, waive any requirement in the Advance Notice Policy.

Corporate Cease Trade Orders, Bankruptcies Penalties or Sanctions

To the knowledge of management, no proposed director is or, within the 10 years prior to the date hereof, has been, a director, chief executive officer or chief financial officer of any other company that: (i) while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or (ii) after that person ceased acting in that capacity was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, which resulted from an event that occurred while that person was acting in the capacity of director, chief executive officer or chief financial officer of the company.

To the knowledge of management, no proposed director is or, within the 10 years prior to the date hereof, has been, a director or executive officer of any company that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of management, no proposed director has, during the 10 years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold assets of the proposed director.

Legal Proceedings

There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficial owner of more than 5% of our common shares, or any associate of any such person, is a party adverse to us or has a material interest adverse to us. Additionally, none of our executive officers or directors were involved in any legal proceedings during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers or directors.

Certain Relationships and Related Transactions

In addition to the compensation arrangements discussed under “Executive Compensation — Compensation Discussion and Analysis,” below, the following is a description of the material terms of those transactions with related parties to which we are party and which we are required to disclose pursuant to the rules of the SEC and the Canadian Securities Administrators.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We carry liability insurance for our directors and officers. Currently, this insurance covers the liabilities of our directors and officers up to a maximum claim of $35.0 million (less a deductible of up to $1.5 million payable by the Company depending on the nature of the claim). We believe this level of coverage is appropriate for a biopharmaceutical company at our stage of development. In addition, we also carry Public Offering of Securities Insurance (“POSI”), effective until 2023, for our directors and officers with respect to claims arising from the issuance of securities pursuant to our initial public offering (“IPO”). The POSI covers up to a maximum claim of $25.0 million (less a deductible of up to $1.0 million).

We have indemnification agreements with each of our current directors and officers. The indemnification agreements generally require that we indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to us as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of the Company and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by us.

Indebtedness of Directors, Executive Officers and Employees

None of our directors, executive officers, employees, former directors, former executive officers or former employees, and none of their associates, is indebted to us or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us.

Participation in Initial Public Offering

At our request, the underwriters in our IPO reserved up to 2.5% of the common shares being offered for sale, at the IPO price, to our directors, officers, employees and other individuals associated with us and members of their families. 78,300 shares were sold in this manner to such individuals.

Policy Regarding Related Party Transactions

All transactions between us and our officers, directors, principal shareholders and their affiliates must be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Conduct.

Requirements under the Business Corporations Act (British Columbia)

Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

•	is a party to the contract or transaction;

•	is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

•	has a material interest in a party to the contract or transaction.

Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that our Board of Directors is considering will not take part in any board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest.

Interests of Management and Others in Material Transactions

Other than as described elsewhere in this proxy circular, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the last fiscal year that has materially affected or is reasonably expected to materially affect us or our subsidiary.

PROPOSAL 2 – APPOINTMENT AND REMUNERATION OF AUDITORS

The members of our audit committee and our Board of Directors believe the continued retention of KPMG LLP (“KPMG”) as our independent registered accounting firm is in our and our shareholders’ best interest. Ratification requires the receipt of “FOR” votes constituting a majority of the shares cast by the shareholders who vote in respect of this proposal. Representatives of KPMG are not expected to attend the Meeting.

Principal Independent Accountant Fees and Services

Our audit committee approved the appointment of KPMG as our independent registered public accounting firm, effective June 24, 2015.

Aggregate fees billed by our independent auditors, KPMG, for the years ended December 31, 2017 and December 31, 2016 are detailed in the table below.

	Fiscal 2017 ($)(5)	Fiscal 2016 ($)(5)
Audit Fees (1)	496,627	310,125
Audit Related Fees (2)	—	19,938
Tax Fees (3)	55,401	—
All Other Fees (4)	—	—

Total Fees Paid	552,028	330,063

(1)	Fees for audit service on an accrued basis.
(2)	Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.
(3)	Fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees billed by the auditor for products and services not included in the foregoing categories.
(5)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2017 and December 31, 2016.

Pre-approval Policies and Procedures

Our audit committee has established a policy of reviewing, in advance, and either approving or not approving, all audit, audit-related, tax and other non-audit services that our independent registered public accounting firm provides to us. This policy requires that all services received from independent registered public accounting firms be approved in advance by the audit committee or a delegate of the audit committee. The audit committee has delegated pre-approval responsibility to the chair of the audit committee with respect to non-audit related fees and services. All services that KPMG provided to us in fiscal 2017 and 2016 have been pre-approved by our audit committee.

Our audit committee has determined that the provision of the services as set out above is compatible with the maintaining of KPMG’s independence in the conduct of their auditing functions.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Zymeworks under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The primary purpose of the audit committee is to oversee the Company’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Zymeworks’ audited financial statements and the effectiveness of the Company’s internal controls over financial reporting as of and for the year ended December 31, 2017.

The audit committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under generally accepted auditing standards including Auditing Standard No. 1301. In addition, the audit committee discussed with KPMG LLP its independence, and received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board. Finally, the audit committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 14, 2018.

Audit committee of the Board of Directors

Lota Zoth (Chair)

Nick Bedford

Hollings Renton

PROPOSAL 3 – AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN

General

The Company’s shareholders are being asked to approve an amendment and restatement of the Company’s Stock Option Plan that will (1) rename the plan as the “Amended and Restated Stock Option and Equity Compensation Plan” (referred to in this Proposal 3 as the “plan”) (2) change the method by which the number of shares available for issuance under the plan is determined into an “evergreen” plan in which a set number of shares is added to the number of shares available under the plan each year for the next ten years, (3) add the ability to make additional types of equity awards (such as restricted stock, restricted stock units and stock appreciation rights) and (4) revise the manner in which the exercise price of options granted under the plan is determined, so that it is equal to the closing price of the common shares on the date of grant on the primary exchange upon which they are traded.

The Board of Directors believes that the proposed amendment and restatement is necessary to make the plan more consistent with equity incentive plans of our peer companies and a more effective vehicle for attracting, retaining and motivating the Company’s officers and other employees.

The proposed amendment and restatement has been approved by the compensation committee and the Board of Directors and is being submitted for a shareholder vote because such approval may be required or advisable in connection with the rules and regulations applicable to NYSE listed companies and applicable Canadian securities laws.

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the following resolution, subject to such amendments, variations or additions as may be approved at the Meeting, to approve the amendments to the Stock Option Plan:

“RESOLVED THAT

1.	the proposed amendments to the Company’s stock option plan (the “Stock Option Plan”), as more particularly described in the Information Circular of the Company dated May 2, 2018, be and are hereby authorized and approved, and the amended and restated Stock Option Plan be and is hereby adopted, ratified and confirmed as the stock option plan of the Company.

2.	any director or officer of the Company be, and is hereby, authorized and directed to execute and deliver for and in name of and on behalf of the Company, whether under its corporate seal or not, all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to this ordinary resolution.”

The following description of the plan, as proposed to be amended and restated by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the plan, as proposed to be amended. A copy of the Amended and Restated Stock Option and Equity Compensation Plan is attached hereto as Schedule “A.”

Proposed Changes

Plan Name

Due to the authorization of award types other than stock options (which were previously the only types of award available under the Stock Option Plan), the plan is proposed to be renamed as the “Amended and Restated Stock Option and Equity Compensation Plan” which more accurately reflects the availability of other award types (described more fully below).

“Evergreen” Share Pool

The Stock Option Plan currently provides that the number of common shares available for grant under the Stock Option Plan will not exceed a rolling number equal to 17% of our issued and outstanding common shares (on a non-diluted basis) at the time of grant of options under the Stock Option Plan (and shall include the number of common shares that are reserved for issuance upon the exercise of stock options outstanding as of the effective time of the Stock Option Plan that were previously granted under our prior stock option plan (the “Original Plan”). As amended and restated, the plan will provide that the number of common shares available for grant under the plan shall be 5,686,097 (which includes the 3,686,097 shares issuable upon exercise of options outstanding as of March 31, 2018), which maximum number shall be increased on the first day of each calendar year beginning in calendar year 2019 and ending in calendar year 2028 by a number of common shares equal 4% of the number of outstanding common shares on the last day of the immediately preceding calendar year (or such lesser number of common shares as the Board of Directors may determine prior to the commencement of the applicable calendar year). As was previously the case prior to the amendment and restatement, following the expiry, cancellation or other termination of any awards under the plan or the Original Plan, a number of common shares equal to the number of common shares subject to the award so expired, cancelled or terminated shall immediately and automatically become available for issuance in respect of awards that may be subsequently granted under the plan.

Additional Award Types

Under the plan as amended and restated, the Board of Directors will be able to grant equity-based awards other than options (which were the only types of awards previously available under the Stock Option Plan) to eligible participants. In particular, the Board of Directors will be able to grant awards of restricted stock, which are common shares granted to a participant which are outstanding but subject to forfeiture by the participant if certain vesting requirements are not met. The Board of Directors may also grant awards of restricted stock units, which represent a contractual right to receive common shares in the future, subject to attainment of applicable vesting conditions. The terms and conditions of restricted stock and restricted stock units, including terms related to vesting (which may include time- or performance-based vesting) and forfeiture, will be established by the Board of Directors at the time of grant. The plan as amended and restated also allows the Board of Directors to grant other awards of, or valued by reference to, common shares, which may include unrestricted common share grants.

Option Exercise Price

Under the plan, as amended and restated, the exercise price of options granted under the plan will equal the closing price of the common shares on the date of grant on the primary exchange upon which they are traded.

Removal of Certain Limits

The plan, as amended and restated, no longer includes certain limits on awards that may be made to Company insiders, which were previously included due to stock exchange requirements to which the Company is no longer subject.

Expansion of Eligible Participants

Under the plan as amended and restated, employees and consultants are no longer required to be full-time in order to be eligible to receive awards.

We have been granted conditional approval for an exemption by the TSX from the requirements of the TSX Company Manual relating to security based compensation arrangements since we are an “Eligible Interlisted Issuer” as defined in the TSX Company Manual.

Other Plan Provisions

The following is a summary of the other terms of the plan. The plan allows for the grant of awards to our (or our direct or indirect subsidiaries’) directors, officers, employees and consultants. As of April 20, 2018 there were 178 eligible participants. We may grant incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to our employees (and employees of eligible affiliates) under the plan. The Board of Directors is responsible for administering the plan, and the compensation committee makes recommendations to the Board of Directors in respect of matters relating to the plan.

The Board of Directors, in its sole discretion, shall from time to time designate the directors, executive officers, employees or consultants to whom awards shall be granted, the number of common shares to be covered by each award granted and the terms and conditions of such award. ISOs may be granted with respect to a maximum fixed amount equal to 20% of the common shares reserved for issuance under the plan at the effective time of the amendment and restatement of the plan.

The Board of Directors has authority to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, of awards granted under the plan.

All options granted under the plan will have an exercise price determined and approved by the Board of Directors at the time of grant, which shall not be less than closing price of the common shares on the date of grant on the primary exchange on which the common shares are traded. We may convert a market price denominated in Canadian currency into United States currency and vice versa and such converted amount shall be the market price. The closing price of the common shares on April 30, 2018 was US$15.70 on the NYSE and C$20.10 on the TSX.

Options granted under the Stock Option Plan are not transferable except with the Board of Director’s prior written approval or by the legal representative of the option holder in the event of the option holder’s death or inability to manage his or her affairs.

An option shall be exercisable during a period established by the Board of Directors which shall commence on the date of the grant and shall terminate not later than ten years after the date of the granting of the option. The plan provides that the exercise period shall automatically be extended if the date on which it is scheduled to terminate falls during a blackout period. In such cases, the extended exercise period shall terminate on the tenth business day after the last day of the blackout period, provided that the exercise period shall in no case be extended beyond the tenth anniversary of the date the option was granted.

The plan also provides that appropriate adjustments, if any, will be made by the Board of Directors in connection with a reclassification, reorganization or other change of shares, consolidation, distribution, merger or amalgamation or similar corporate transaction, in order to maintain the participant’s economic rights in respect of their awards in connection with such change in capitalization, including adjustments to the class(es) and maximum number of securities subject to the plan, adjustments to the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs, adjustments to the exercise price or the number of common shares to which an optionee is entitled upon exercise of options, or adjustments permitting the immediate exercise of any outstanding options that are not otherwise exercisable.

The following table describes the impact of certain events upon the rights of option holders under the plan, including termination for cause (as determined by the Board of Directors, in its discretion), resignation, termination other than for cause, retirement, death or disability:

Event	Provisions
Termination for cause	Forfeiture of all vested and unvested options as of date of termination

Resignation	Forfeiture of all unvested options
Earlier of the expiry date and 90 days after resignation to exercise vested options

Termination other than for cause	Forfeiture of all unvested options
Earlier of the expiry date and 90 days after termination to exercise vested options

Retirement	Forfeiture of all unvested options
Earlier of the expiry date and 90 days after retirement to exercise vested options

Death or disability	Forfeiture of all unvested options
Earlier of the expiry date and one year after event to exercise vested options

If any of our non-executive directors cease to be a director for a reason other than the death or incapacity, all vested options as of the date of such event may be exercised until the earlier of the date that is one year from such event and the expiry date.

All awards shall vest in accordance with the terms of the grant agreement. A participant’s grant agreement or any other written agreement between a participant and us may provide that unvested awards be subject to acceleration of vesting and/or exercisability in certain circumstances. The Board of Directors may at its discretion accelerate the vesting of any outstanding awards notwithstanding the previously established vesting schedule, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any option, provided that the period during which an option is exercisable does not exceed ten years from the date such option is granted. If the plan is terminated, the provisions of the plan with respect to outstanding awards will continue in effect as long as any such award remains outstanding.

In the event of certain change of control transactions, the Board of Directors has the right to provide for the conversion or exchange of any outstanding awards into or for awards in any entity participating in or resulting from a change of control, cash or other property. The Board of Directors may accelerate the vesting and/or the expiry date of any or all outstanding awards to provide that such options are fully vested and conditionally exercisable upon (or prior to) the completion of the change of control, provided the period during which an option is exercisable does not exceed ten years from the date such option is granted.

The Board of Directors may, in its sole discretion, suspend or terminate the plan at any time, or from time to time, and may amend the plan or any option at any time without the consent of the optionees provided that such amendment shall (i) not adversely alter or impair any option previously granted except as permitted by the terms of the plan, (ii) be subject to applicable law and any regulatory approvals including, where required, the approval of the TSX, and if our common shares are listed or posted for trading on another stock exchange, the stock exchange(s) where the common shares are listed or posted for trading, and (iii) be subject to shareholder approval, where required by law, the requirements of the TSX, and if our common shares are listed or posted for trading on another stock exchange, the stock exchange(s) where the common shares are listed or posted for trading or the plan, provided however that shareholder approval shall not be required for the following amendments and our Board of Directors may make any changes which may include but are not limited to:

•	amendments of a general housekeeping or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the plan;

•	a change to the provisions of any option governing vesting, assignability and effect of termination of a participant’s employment contract or office;

•	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

•	a change to advance the date on which any option may be exercised under the plan; and

•	an amendment necessary to comply with applicable law or the requirements of the TSX or other regulatory body having authority over the Company, the plan, the participants or the shareholders.

For greater certainty, the Board of Directors shall be required to obtain shareholder approval to make the following amendments:

•	any amendment which reduces the exercise price of any option after the options have been granted or any cancellation of an option and the substitution of that option by a new option with a reduced price, except in the case of an adjustment pursuant to a change in capitalization;

•	any amendment which extends the expiry date of any option beyond the original expiry date, except in case of an extension due to a blackout period;

•	any increase (other than pursuant to the evergreen feature described above) to the maximum number of common shares issuable from treasury under the plan and any other treasury-based share compensation plans, other than an adjustment pursuant to a change in capitalization;

•	a change to the eligible participants of the plan;

•	any amendment to the restrictions on common shares issuable to Company insiders;

•	any amendment to the restriction providing that no option shall be granted, and no common shares shall be issued or sold hereunder, where such grant, issue or sale would require registration of the plan or of common shares under the securities laws of any foreign jurisdiction (other than the United States), and any purported grant of any option or purported issue or sale of common shares under the plan in violation of such restriction shall be void; and

•	any amendment to the amendment provisions of the plan.

Except as specifically provided in an agreement approved by the Board of Directors, awards granted under the plan are generally not transferable; however, an optionee may, with the prior approval of the Board of Directors, transfer options to (i) such optionee’s family or retirement savings trust, or (ii) registered retirement savings plans or registered retirement income funds of which the optionee is and remains the annuitant.

We currently do not provide any financial assistance to participants under the plan.

Certain Tax Consequences

Canadian Participants

The following is a summary of certain Canadian federal income tax consequences with respect to awards under the plan to a participant as a result of their employment with the Company (including an officer or director). Participants should consult with their own tax advisors and should not rely upon this summary.

Options

A participant in the plan will not be taxed upon the grant of an option. Rather, at the time of exercise of such option, the participant will have an income inclusion equal to the excess of the fair market value of the common shares purchased over the option’s exercise price. Provided certain conditions are met, one-half of the income inclusion arising on the exercise of an option may be deductible in computing a participant’s taxable income. This income inclusion will be subject to the same Canadian withholding requirements as any other amount related to employment.

A participant’s tax basis in the common shares received will be equal to the amount paid on exercise plus the income inclusion recognized on the exercise of the option. If common shares acquired upon exercise of an option are later disposed of, then the difference between the sales price and a participant’s tax basis will be a taxable capital gain to the participant, one-half of which is included in a participant’s income for the taxation year in which the disposition occurs.

Share Awards

A participant in the plan receiving an award of restricted stock generally will be taxed upon the receipt of the award. The Canada Revenue Agency generally takes the view that the value of the restricted stock to be included in income is considered to be the fair market value of identical shares at the time of acquisition that have no trading restriction, less an appropriate discount in respect of the restriction.

A participant in the plan receiving an award of restricted stock units generally will not be taxed upon the receipt of the award, but rather will recognize an income inclusion in an amount equal to the fair market value of a common share at the time the participant becomes entitled to receive the common share.

If common shares acquired upon the award of restricted stock or restricted stock units are later disposed of, then the difference between the sales price and a participant’s tax basis will be a taxable capital gain to the participant, one-half of which is included in a participant’s income for the taxation year in which the disposition occurs.

United States Participants

The following is a summary of certain United States federal income tax consequences with respect to awards under the plan. Participants should consult with their own tax advisors and should not rely upon this summary.

Options (Other than Incentive Stock Options, referred to as “non-qualified options” or “NSOs”)

A participant in the plan will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will generally recognize ordinary compensation income, subject to income tax and FICA (Social Security and Medicare) tax withholding, for federal income tax purposes in an amount equal to the excess of the fair market value of the common shares purchased over the exercise price. A participant’s tax basis in the common shares received will be equal to the amount paid on exercise plus the ordinary compensation income recognized on the exercise of the NSO. The Company, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary compensation income. If common shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and participant’s tax basis will be taxable as long term or short term capital gain or loss depending upon the length of time the common shares have been held.

Incentive Stock Options

A participant in the plan will not be taxed on grant of an ISO, nor taxed for regular federal income tax purposes on the timely exercise of an ISO. Exercise of an ISO will generally be timely if it is exercised while the participant is an employee of the Company (or a corporate affiliate) or within three months following termination of employment (one year in the case of a disabled participant). If an ISO remains exercisable outside the period described in the preceding sentence, the option will be treated as an NSO at exercise. If common shares acquired pursuant to the timely exercise of an ISO are later disposed of, and the holding period requirements described below are satisfied, the participant will recognize long term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any tax deduction in connection with either the exercise of the ISO or the sale of such common shares by the participant.

If, however, common shares acquired pursuant to the exercise of an ISO are disposed of by the participant prior to the expiration of two years from the date of the ISO’s grant or within one year from the date such common shares are transferred on exercise (a disqualifying disposition), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the common shares on the date the ISO is exercised or the amount realized on such disqualifying disposition; and (ii) as short term or long term capital gain (depending upon the length of time the common shares have been held) to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the common shares on the date which governs the determination of his or her ordinary income. Solely in the case of a disqualifying disposition, the Company will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by the Internal Revenue Code Section 55.

Share Awards

A participant in the plan receiving an award of restricted stock or restricted stock units generally will not be taxed upon the receipt of the award, but rather will recognize ordinary compensation income in an amount equal to the fair market value of the common shares at the time the common shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code.

New Plan Benefits

Future grants under the plan are at the discretion of the Board of Directors and are not determinable at this time.

In the event that this Proposal 3 is not approved, the Stock Option Plan will remain in effect in its current form.

PROPOSAL 4 – AMENDMENT AND RESTATEMENT OF ESPP

General

The Company’s shareholders are being asked to approve an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) that will (1) provide that the purchase price to be used for purchases under the plan may be as low as 85% of the fair market value of the common shares on either the first day of the applicable purchase period or the last day of such purchase period (whichever date has the lower fair market value) and (2) specify that the fair market value to be used for this purpose will be the closing price of the common shares on the principal exchange on which they are traded on the applicable date.

The Board of Directors believes that the proposed amendment is necessary to make the ESPP more consistent with employee share purchase plans of our peer companies and to fully take advantage of the discount available under United States tax law and thereby further the purpose of the ESPP to encourage ownership by employees of the common shares.

The proposed amendment and restatement has been approved by the compensation committee and the Board of Directors and is being submitted for a shareholder vote because such approval is required under the terms of the ESPP.

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the following resolution, subject to such amendments, variations or additions as may be approved at the Meeting, to approve the amendments to the ESPP:

“RESOLVED THAT

1.	the proposed amendments to the Company’s employee stock purchase plan (the “ESPP”), as more particularly described in the Information Circular of the Company dated May 2, 2018, be and are hereby authorized and approved, and the amended and restated ESPP be and is hereby adopted, ratified and confirmed.

2.	any director or officer of the Company be, and is hereby, authorized and directed to execute and deliver for and in name of and on behalf of the Company, whether under its corporate seal or not, all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to this ordinary resolution.”

The following description of the ESPP, as proposed to be amended and restated by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP, as proposed to be amended and restated. A copy of the ESPP is attached hereto as Schedule “B.”

Proposed Changes

Discount

Under the ESPP in its current form, eligible employees are able to acquire our common shares at a discounted purchase price of 85% of the fair market value of our common shares on the purchase date. The proposed amendment would provide that the purchase price to be used for purchases under the plan may be as low as 85% of the fair market value of the common shares on either the first day of the applicable purchase period or the last day of such purchase period (whichever date has the lower fair market value). This discount aligns with the permissible discount under United States tax law.

Purchase Price

Under the amended and restated ESPP, the fair market value of the common shares on a particular day to be used to determine the purchase price under the plan will equal the closing price of the common shares on the primary exchange upon which they are traded on such date (or, if such day is not a trading day, then on the trading day immediately preceding such day).

Removal of Certain Limits

The plan as amended and restated, no longer includes certain limits on awards that may be made to Company insiders, which were previously included due to stock exchange requirements.

Other Plan Provisions

The following is a summary of the terms of the ESPP. As of April 20, 2018 there were 152 individuals eligible to participate in the ESPP, which permits participation by employees of the Company and its subsidiaries that are designated to participate in the ESPP by the Board of Directors. The compensation committee of the Board of Directors is responsible for administering the plan.

The closing price of the common shares on April 30, 2018 was US$15.70 on the NYSE and C$20.10 on the TSX.

The ESPP was originally approved by our shareholders on April 10, 2017 and was effective immediately prior to our IPO. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code for employees who are United States taxpayers.

Unless otherwise determined by our Board of Directors, participation in the ESPP is open to our employees in Canada and the United States who are customarily employed for at least 20 hours per week. Participation in the ESPP is voluntary. Eligible employees are able to contribute up to 15% of their gross base earnings for purchases under the ESPP through regular payroll deductions No employee is eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding common shares measured by vote or value under Section 424(d) of the Code. In addition, no employee may purchase shares under the ESPP at a rate in excess of US$25,000 worth of our common shares (determined on the grant date of the purchase right) for each year such purchase right is outstanding.

The ESPP is implemented through a series of offerings under which eligible employees are granted rights to purchase our common shares at the end of specified purchase periods. We currently expect to hold offerings consisting of a single six-month purchase period commencing on January 1 and July 1 of each calendar year, with a single purchase date at the end of the purchase period on June 30 and December 31 of each calendar year. However, our compensation committee may establish different offerings and purchase periods from time to time, which may have a duration of between three months to twenty-four months. Our first offering commenced on July 1, 2017 and ended on December 31, 2017. Common shares purchased under the ESPP are issued from treasury in accordance with applicable laws and the terms and conditions of the ESPP. The number of common shares reserved for issuance under the ESPP cannot exceed 272,350 common shares, plus the number of common shares that are automatically added on January 1st of each year, commencing on (and including) January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to the lesser of (i) 1% of the total number of common shares issued and outstanding on December 31st of the preceding calendar year, and (ii) 419,000 common shares. No rights to purchase common shares may be issued under the plan from and after the tenth anniversary of the date the plan became effective, unless otherwise approved by our shareholders.

The ESPP is administered by the compensation committee. The compensation committee has the authority, in the event the common shares are subdivided or consolidated, or in the event the common shares will be exchanged for shares of another issuer in the context of a reorganization, split-up, liquidation, recapitalization or similar transaction, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of common shares which have been authorized for issuance under the ESPP.

In the event of certain significant corporate transactions such as an acquisition, merger or sale of all or substantially all of our assets, then either (i) a participant’s then-outstanding purchase right shall be continued or substituted for by the surviving or acquiring entity, or (ii) such purchase right shall be terminated in exchange for a cash payment equal to the fair market value of a number of our common shares on the date of such transaction that the participant’s accumulated payroll deductions as of the date of the transaction could purchase, determined with reference only to the first business day of the applicable purchase period, less the result of multiplying such number of shares by such purchase price.

Our Board of Directors has the right to amend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). Subject to certain exceptions, our Board of Directors is entitled to make amendments to the ESPP without shareholder approval.

Options to purchase shares granted under the ESPP cannot be transferred or assigned by the holder thereof other than by will, the laws of descent and distribution.

Certain Tax Consequences

Canadian Participants

The following discussion is a summary of the principal Canadian federal income tax consequences relating to the ESPP to a participant who is granted an option to purchase as a result of their employment with the Company (including an officer or director).    Participants should consult with their own tax advisors and should not rely upon this summary.

The grant of an option to purchase common shares under the ESPP will not result in an employee’s realization of taxable income. Rather, at the time of purchase of a common share pursuant to such option to purchase, the participant will have an income inclusion equal to the excess of the fair market value of the common shares purchased over the purchase price.

A participant’s tax basis in the common shares received will be equal to the amount paid on purchase pursuant to the ESPP plus the income inclusion set out in the previous paragraph. If common shares acquired under the ESPP are later disposed of, then the difference between the sales price and a participant’s tax basis will be a taxable capital gain to the participant, one-half of which is included in a participant’s income for the taxation year in which the disposition occurs.

United States Participants

The following discussion is a summary of the principal United States federal income tax consequences relating to the ESPP. Participants should consult with their own tax advisors and should not rely upon this summary.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Under Section 423 of the Code, enrollment in the ESPP for a particular offering period is treated as a short-term option. Neither the grant of an option to purchase common shares under the ESPP nor the purchase of common shares upon exercise of such option will result in an employee’s realization of taxable income. An employee who does not dispose of common shares purchased under the ESPP until at least two years after the date of grant of such employee’s option and one year after the date of exercise will receive capital gains tax treatment for any appreciation in the value of the shares over the lower of (i) the fair market value of such shares at the time the option is granted or (ii) the fair market value of such shares at the time the option is exercised. Capital gains treatment is not, however, available for the discount at which the common shares are initially purchased under the ESPP, and an employee who meets the holding requirements is required to include as ordinary income at the time of the disposition of the common shares the lesser of (i) the excess of the fair market value of the common shares over the option price at the time of grant or (ii) the excess of the fair market value of the common shares at the time of disposition over the amount such employee paid for the common shares. If an employee sells common shares under such circumstances for less than the employee paid for the common shares, there is no ordinary income and such employee will realize a capital loss of the difference. Any ordinary income realized by an employee will increase the basis of the employee in such common shares for purposes of determining the amount of any gain or loss realized upon the disposition of the shares.

An employee who fails to retain common shares purchased under the ESPP until at least two years after the date the option with respect to the common shares is granted and one year after the date the option is exercised is considered to have made a “disqualifying disposition” and forfeits the special tax treatment extended under Section 423 of the Code. In that case, generally, the employee realizes ordinary income at the time of the disposition equal to the excess of the fair market value of the common shares at the time of purchase over the price paid for the shares.

New Plan Benefits

Future benefits under the ESPP depend upon the election of participants and are not determinable at this time.

In the event that this Proposal 4 is not approved, the ESPP will remain in effect in its current form.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of April 20, 2018.

Name	Residence	Age	Position(s)
Executive Officers
Ali Tehrani, Ph.D.	British Columbia, Canada	46	President and Chief Executive Officer and Director
Neil Klompas, CPA, CA	British Columbia, Canada	46	Chief Financial Officer
Diana Hausman, M.D.	Washington, USA	55	Chief Medical Officer
Jennifer Kaufman-Shaw, Ph.D., LL.B.	British Columbia, Canada	68	Vice President, Intellectual Property
Wajida Leclerc	British Columbia, Canada	58	Vice President, Human Resources
Surjit Dixit, Ph.D.	British Columbia, Canada	45	Vice President, Technology
John Babcook	British Columbia, Canada	54	Senior Vice President, Discovery Research

Biographical Information

The following is biographical information as of April 20, 2018 for our executive officers other than Ali Tehrani, whose biographical information is included above:

Neil Klompas

Mr. Klompas joined Zymeworks in March 2007 and currently serves as our Chief Financial Officer. Prior to joining Zymeworks, he worked with KPMG LLP in Canada and the United States, most recently (from 2005 to 2007) with KPMG’s Pharmaceuticals, Biotechnology and Medical Device M&A Transaction Services practice in Princeton, New Jersey, where he advised on numerous transactions including mergers, acquisitions, divestitures and strategic alliances. Prior to that, from 2000 to 2005 Mr. Klompas worked with KPMG’s Canadian Biotechnology and Pharmaceuticals practice in the fields of assurance, valuations and taxation. Mr. Klompas is a Chartered Professional Accountant and is a member of Chartered Professional Accountants of British Columbia. Mr. Klompas also holds a degree in Microbiology & Immunology from the University of British Columbia and serves on the faculty advisory board for Biotechnology and Chemistry for Camosun College, and as a Director for Ovensa Inc., a private biotechnology company.

Diana Hausman

Dr. Hausman has served as our Chief Medical Officer since June 2016. She is a board certified medical oncologist and brings more than 15 years of clinical drug development experience to our management team. Prior to joining Zymeworks, she was Chief Medical Officer at Oncothyreon Inc. (now Cascadian Therapeutics, Inc.) from January 2012 to April 2016, where she oversaw the clinical program for their lead Phase 2 targeted anti-HER2 cancer therapy. While there, Dr. Hausman also led planning for the clinical development of a therapeutic vaccine, and earlier served as the company’s Vice President, Clinical Development from September 2009 to December 2011. She has also held positions at ZymoGenetics, Inc., Berlex, Inc. and Immunex Corporation, working across multiple indications, including oncology, hematology, hepatitis C and autoimmune disease. Dr. Hausman received her internal medicine training and specialty training in hematology and medical oncology at the University of Washington. She holds an M.D. degree from the University of Pennsylvania and an A.B. in biology from Princeton University.

Jennifer Kaufman-Shaw

Dr. Kaufman-Shaw joined Zymeworks in August 2014 and currently serves as our Vice President, Intellectual Property. Dr. Kaufman-Shaw brings with her over 20 years of intellectual property management, strategy and execution experience to the management team. Dr. Kaufman-Shaw is responsible for our intellectual property portfolio and global patent strategy, as well as supporting our therapeutics and platform licensing activities. Prior to joining Zymeworks, Dr. Kaufman-Shaw was a Co-Founder of ImStar Therapeutics Inc., a biotechnology company, and also served as its Vice President, Intellectual Property and Legal Affairs from its founding in May 2012 to July 2014. She also served as a Vice President at the biotechnology company Sirius Genomics Inc. (from August 2007 to May 2012), and held various senior roles at QLT Inc. (from July 1997 to July 2007) including, most recently, Vice President, Patent Counsel (from 2005 to 2007), where she was responsible for developing and executing intellectual property strategies. Dr. Kaufman-Shaw is admitted to both the Alberta and British Columbia Bars and holds a Bachelor of Laws (LL.B.) and a doctorate in Biochemistry from the University of Alberta. She is currently serving as a member of the board of directors of MRM Proteomics Inc., a proteomics services and kit provider.

Wajida Leclerc

Ms. Leclerc joined Zymeworks in April 2015 and currently serves as our Vice President, Human Resources. Ms. Leclerc is responsible for managing all aspects of Human Resources, including our growing demand for highly skilled science and technology professionals. Prior to joining Zymeworks, Ms. Leclerc served as Director, Human Resources at BC Lottery Corporation, a crown corporation of the Province of British Columbia, from September 2010 to July 2014, and was an independent HR consultant from July 2014 to April 2015. Ms. Leclerc also brings with her a wealth of experience in human resource management within the biotech/pharmaceuticals industry, having served from 2008 to 2010 as Senior Director, Human Resources at Xenon Pharmaceuticals Inc., a pharmaceuticals company, and from 1998 to 2008 as Senior Director, Human Resources at QLT, Inc., a biotechnology company. Ms. Leclerc holds a Bachelors degree in Liberal Arts and Business from Simon Fraser University.

Surjit Dixit

Dr. Dixit has held various roles at Zymeworks since joining the Company in July 2007, and currently serves as our Vice President, Technology. Dr. Dixit is responsible for the implementation of novel algorithms and advancement of our proprietary ZymeCAD approach. Prior to joining Zymeworks, Dr. Dixit was the coordinator of Computational Molecular Biophysics at Wesleyan University, Connecticut from January 2005 to July 2007, where he was instrumental in the development of novel methods for management and mining of high throughput molecular dynamics simulation data. Dr. Dixit obtained his Ph.D. at the Indian Institute of Technology, New Delhi, researching methods for computing the binding and interaction energies in protein DNA complexes. Subsequently, from October 1999 to February 2001 he was a postdoctoral research associate at the Université Henri Poincaré, Nancy, France, working on the development and implementation of highly accurate methods for the prediction of binding energies in drug discovery research.

John Babcook

Mr. Babcook has served as our Senior Vice President, Discovery Research since March 2016 and is responsible for target, antibody and drug conjugate discovery and associated partnerships. For over 20 years, Mr. Babcook has made significant contributions to the international biopharmaceutical industry. Mr. Babcook co-founded ImmGenics Pharmaceuticals Inc. in November 1998, based on a novel antibody generation platform. ImmGenics which was acquired by Abgenix Inc. in 2000 and subsequently by Amgen, Inc. in 2006, where he led its Canadian research team from 2006 to 2010. Mr. Babcook also established the Biologics Division at the Centre for Drug Research and Development where he served as Vice President, Biologics from August 2011 to March 2016, in addition to becoming the founding President and Chief Scientific Officer of Kairos in January 2015. While at Kairos, he was responsible for the development of its ADC therapeutics pipeline and formed multiple collaborations, including the strategic partnership and the merger with Zymeworks in March 2016. Mr. Babcook has participated in the development of more than 100 therapeutic antibody-based programs, several of which are now in the clinic, including two that have been approved by the FDA for treatment. Mr. Babcook is an Adjunct Professor in Molecular Biology and Biochemistry at Simon Fraser University, an Honorary Doctorate recipient from the British Columbia Institute of Technology and the recipient of the LifeSciences British Columbia’s “Innovation and Achievement” Award.

Although the Company has not adopted specific targets for women in executive positions, the Board of Directors has always considered diversity as an important aspect of its decision making when recommending appointments to our executive team.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

The following discussion and analysis of compensation arrangements of the following individuals for the year ended December 31, 2017 should be read together with the compensation tables and related disclosures set forth below. In accordance with the scaled disclosure requirements available to emerging growth companies under U.S. securities laws, we consider our named executive officers for 2017 to consist of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer. The named executive officers who are the subject of this CD&A are:

•	Ali Tehrani, Ph.D., President and Chief Executive Officer;

•	Diana Hausman, M.D., Chief Medical Officer; and

•	Neil Klompas, CPA, CA, Chief Financial Officer.

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and projections regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the various planned programs summarized in this discussion.

Role of the Compensation Committee

During fiscal 2017, the committee’s work included the following:

•	Executive Compensation Review – The committee reviewed compensation practices and policies with respect to our senior management team against Zymeworks’ peer group of companies (North American biotechnology companies of a similar size and stage of development, as listed in Exhibit 99.1 to our Annual Report on Form 10-K), in order to allow us to place our compensation practices for these positions in a market context. This benchmarking included a review of base salary, total cash compensation and total direct compensation.

•	Executive Compensation – The committee reviewed the corporate goals and objectives applicable to the compensation of the Company’s senior management team, including the Chief Executive Officer, and evaluated the Chief Executive Officer’s performance in light of those goals and objectives. Based on this review and evaluation, the committee recommended the fiscal 2017 compensation for the Company’s senior management team, including the Chief Executive Officer, which recommendation was approved by the Board.

•	Long-Term Incentive Plan – The committee reviewed the effectiveness of all outstanding incentive compensation plans and equity-based plans.

In reaching its decisions, the compensation committee may consider input from management and other factors that the committee considers appropriate. Decisions made by the committee are the responsibility of the committee and may reflect factors and considerations other than the information and/or recommendations provided by management.

In carrying out its duties and responsibilities, the committee has the authority to:

•	meet with and seek any information it requires from employees, officers, directors or external parties;

•	investigate any matter relating to the Company’s compensation practices, or anything else within its scope of responsibility;

•	obtain full access to all Company books, records, facilities and personnel; and

•	at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal or other advisers, as necessary to assist in the performance of its duties and responsibilities.

The committee may form subcommittees for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the committee as a whole. The committee may conduct or authorize investigations into or studies of matters within the committee’s cope of responsibilities, and may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the committee, the expense of which shall be borne by the Company. During the course of the compensation committee’s assessment, our Chief Executive Officer provides the committee with an assessment of the performance of the senior executive officers (other than himself). After reviewing recommendations from our compensation consultant, Radford, (as further described below), our Chief Executive Officer makes a recommendation to the compensation committee regarding the compensation of senior executive officers (other than himself). In addition, the compensation committee makes a recommendation to the Board of Directors regarding the compensation for our Chief Executive Officer (without involvement or advice from management).

Overview of Compensation Program

Compensation Philosophy

The goal of our compensation program is to attract, retain and motivate our employees and executives. The compensation committee is responsible for setting our executive compensation and reviewing and recommending, for the approval of the Board of Directors, the Company’s annual corporate performance objectives. In considering executive compensation, the compensation committee strives to ensure that our total compensation is competitive within the industry in which we operate and supports our overall strategy and corporate objectives. The combination of base salary, annual incentives and long-term incentives that we provide our executive officers is designed to accomplish this. The compensation committee considers the implications of the risks associated with our compensation policies and practices. Our named executive officers and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of our equity securities granted as compensation or held, directly or indirectly, by the named executive officer or director.

Compensation Objectives

The objectives of our compensation program are to:

•	Attract and retain highly qualified executive officers who have a history of proven success;

•	Align the interests of executive officers with our shareholders’ interests and with the execution of our business strategy;

•	Motivate and reward our executive team through competitive pay practices and an appropriate mix of short- and long-term incentives;

•	Evaluate executive performance on the basis of achievement of program development goals and key financial measurements which we believe closely correlate to long-term shareholder value; and

•	Tie compensation awards directly to key financial measurements with evaluations based on achieving and overachieving predetermined objectives.

Components of Compensation Package

There are two major components of our executive compensation program:

•	Base salary; and

•	Variable-performance based compensation, consisting of:

•	annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

•	long-term incentives, currently consisting of annual grants of long-term stock options.

Determining Compensation

The compensation committee has retained Radford, part of Aon Hewitt (a business unit of Aon plc), as independent consultants to the compensation committee to conduct competitive reviews and assessments of Zymeworks’ executive compensation program and recommend go-forward strategies. The committee made the decision to retain Radford in its sole discretion and was directly responsible for the appointment, compensation and oversight of Radford’s work. The compensation committee is involved in and approves the adoption of the following procedures during Radford’s assessments:

•	establishing the public company peer group used in the executive compensation assessment;

•	reviewing the detailed assessment of Zymeworks’ executive compensation program versus the market;

•	reviewing and approving executive pay mix; and

•	reviewing and approving equity ownership levels.

The compensation committee utilizes these strategies when contemplating future executive compensation matters.

In addition to the compensation advisory services provided to the directors and executive officers, in 2016 Radford was retained to review the salaries, bonuses and equity plan participation of employees below the executive level. In 2017, Radford was retained to review the Company’s IPO equity plan provisions and equity plan participation of employees below the executive level post-IPO. The following table sets forth fees Zymeworks’ paid to Radford in connection with its review and assessment of Zymeworks’ executive compensation program and such other services.

	Executive Compensation Related Fees	Other Fees
2016	$110,324	$5,900
2017	53,624	16,900

The compensation committee has conducted an independence assessment of Radford in connection with retaining them and has concluded that Radford is independent.

Base Salary

Annual base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within Zymeworks. In determining whether to increase the base salary for a particular executive, our compensation committee in discussions with our Chief Executive Officer (for executive officers other than the Chief Executive Officer) considers a variety of factors, including performance, length of service and criticality of role.

Bonus

The annual cash incentive compensation represents pay at risk — it is only paid out if and to the extent certain goals and objectives are met. The annual cash incentive that each executive is eligible to receive is based on a pre-determined target percentage of his/her base salary. Our board of directors approves performance targets that are tied to the level of achievement of corporate goals. The compensation committee of our Board of Directors approves the weighting assigned to each goal. For 2017, the corporate and individual weighting was 100% corporate, 0% individual for all executive officers. Corporate goals are a combination of strategic and operational goals. In 2017, we had corporate goals tied to key clinical development goals and other business development and corporate finance milestones.

The compensation committee determines performance bonus payments based on the results achieved as compared to targets established for a particular fiscal year. Our Board of Directors approved the 2017 bonus payments to executive officers based on the compensation committee’s recommendations.

Long-Term Incentives

Our Stock Option Plan authorizes us to make grants to eligible recipients of stock options to attract, retain, motivate and reward qualified directors and employees and to enable and encourage such directors and employees to acquire common shares as long-term investments. We generally set the option exercise price and grant date fair market value based on the volume weighted average trading price of a common share in the capital of the Zymeworks on the TSX or the stock exchange where the majority of the trading volume and value of the shares has occurred for the five trading days immediately preceding the grant date, for the five preceding days in which the shares were traded. For most grants of stock options, 25% of the granted options will vest on the first anniversary of grant date (subject to continued service). On the last day of each month thereafter, a further 1/36 of the total number of remaining granted options will vest. Previous grants are taken into account when considering new option grants.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Zymeworks under the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on our committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy circular.

Compensation committee of the Board of Directors

Hollings Renton (Chair)

Kenneth Hillan

Lota Zoth

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2017 and December 31, 2016. We do not have compensation in the form of share-based awards (other than stock options), non-equity incentive plan compensation or non-qualified deferred compensation.

Name and Position	Year	Salary $(1)	Bonus $(1)(2)	Option Awards $(3)	All Other Compensation $(1)		Total $
Ali Tehrani, Ph.D	2017	397,316	213,750	1,029,458	13,589	(4)	1,654,113
President and Chief Executive Officer	2016	301,747	120,699	1,212,673	10,676	(5)	1,645,795
Diana Hausman, M.D	2017	400,000	133,000	485,869	22,432	(6)	1,041,301
Chief Medical Officer	2016	233,333	70,000	190,307	10,669	(7)	504,309
Neil Klompas, CPA, CA	2017	285,237	108,063	573,515	17,393	(8)	984,208
Chief Financial Officer	2016	207,451	62,235	519,717	9,144	(9)	798,547

(1)	Effective as of January 1, 2017, salary for all named executive officers is determined in U.S. dollars. However, with the exception of our Chief Medical Officer, 2017 and 2016 cash compensation amounts for all named executive officers were paid in Canadian dollars and have been converted to U.S. dollars for the purposes of the table. For 2017 and 2016, the U.S. dollar per Canadian dollar exchange rates used for such conversions were 0.7701 and 0.7544, which were the average annual Bank of Canada exchange rates for 2017 and 2016, respectively.
(2)	The amounts reflect performance bonuses paid in 2018 and 2017 for performance during 2017 and 2016, respectively, as discussed further above under “Executive Compensation—Overview of Compensation Program — Bonus.”
(3)	The amounts set forth in this column reflect the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See the “Notes to Consolidated Financial Statements—Summary of Significant Accounting Policies—Share-based compensation” included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. Certain option awards were granted with exercise prices denominated in Canadian dollars. The values of these awards have been converted to U.S. dollars based the U.S. dollar per Canadian dollar exchange rates, which were the average annual Bank of Canada exchange rates described in Note 1 above.
(4)	Of the total amount for 2017, (i) $11,884 represents contributions to our registered retirement savings plan and (ii) $1,705 represents life insurance premiums through our group extended benefit plan.
(5)	Of the total amount for 2016, (i) $9,052 represents contributions to our registered retirement savings plan and (ii) $1,624 represents life insurance premiums through our group extended benefit plan.
(6)	Of the total amount for 2017, (i) $22,000 represents contributions to our 401(k) plan and (ii) $432 represents life insurance premiums through our group extended benefit plan.
(7)	Of the total amount for 2016, (i) $10,417 represents contributions to our registered retirement savings plan and (ii) $252 represents life insurance premiums through our group extended benefit plan.
(8)	Of the total amount for 2017, (i) $15,688 represents contributions to our registered retirement savings plan and (ii) $1,705 represents life insurance premiums through our group extended benefit plan.
(9)	Of the total amount for 2016, (i) $7,520 represents contributions to our registered retirement savings plan and (ii) $1,624 represents life insurance premiums through our group extended benefit plan.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table lists all outstanding equity awards granted in Canadian dollars under the Original Plan (described under “Employee Benefit Plans – Original Plan,” below) that are held by our named executive officers as of December 31, 2017.

Name	Grant Date(1)	Unexercised Option Awards # Exercisable	Unexercised Option Awards # Unexercisable	Option Exercise Price (C$)	Option Exercise Price (US$)(2)	Option Expiration Date
Ali Tehrani, Ph.D	1/1/2012 1/1/2013 1/1/2014 1/1/2015 1/29/2016 2/3/2017	58,660 20,950 20,950 17,598 146,650 —	— — — 5,866 146,650 41,900	5.37 7.26 11.60 14.44 12.10 22.60	4.28 5.79 9.25 11.51 9.65 18.02	12/31/2021 12/31/2022 12/31/2023 12/31/2024 1/28/2026 2/3/2027
Diana Hausman, M.D.	11/9/2016 2/3/2017	7,203 —	17,499 27,235	20.74 22.60	16.53 18.02	11/8/2026 2/3/2027
Neil Klompas, CPA, CA	7/1/2007 7/1/2009 1/1/2012 1/1/2013 1/1/2014 1/1/2015 1/29/2016 2/3/2017	6,704 8,380 8,380 20,950 20,950 17,598 62,850 —	— — — — — 5,866 62,850 35,615	3.58 4.75 5.37 7.26 11.60 14.44 12.10 22.60	2.85 3.79 4.28 5.79 9.25 11.51 9.65 18.02	6/30/2019 6/30/2019 12/31/2021 12/31/2022 12/31/2023 12/31/2024 1/28/2026 2/3/2027

(1)	Options vest and become exercisable with respect to (i) 25% of the underlying shares one year after the grant date and (ii) the remainder of the underlying shares in 36 equal monthly installments following the first anniversary of the grant date.
(2)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2017.

The following table lists all outstanding equity awards granted in U.S. dollars under the Stock Option Plan (described under “Employee Benefit Plans – Stock Option Plan,” below) that are held by our named executive officers as of December 31, 2017.

Name	Grant Date (1)	Unexercised Option Awards # Exercisable	Unexercised Option Awards # Unexercisable	Option Exercise Price (US$)	Option Expiration Date
Ali Tehrani, Ph.D.	6/12/2017	—	250,000	9.82	6/12/2027
Diana Hausman, M.D.	6/12/2017	—	85,000	9.82	6/12/2027
Neil Klompas, CPA, CA	6/12/2017	—	85,000	9.82	6/12/2027

(1)	Options vest and become exercisable with respect to (i) 25% of the underlying shares one year after the grant date and (ii) the remainder of the underlying shares in 36 equal monthly installments following the first anniversary of the grant date.

Executive Employment Arrangements and Termination and Change in Control Benefits

On December 13, 2007, we entered into an employment agreement with Dr. Ali Tehrani setting forth the terms and conditions of his employment as our President and Chief Executive Officer, which provided for his initial base salary and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. This agreement was amended on January 1, 2014. On January 17, 2017, we entered into an amended and restated employment agreement with Dr. Tehrani that superseded and replaced the December 2007 agreement, as amended, and set forth the revised termination and change of control provisions described in detail below.

On January 25, 2007, we entered into an employment agreement with Mr. Neil Klompas, our current Chief Financial Officer, setting forth the terms and conditions of his employment as our Director of Finance & Operations, which provided for his initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. This agreement was amended on October 23, 2007 and January 1, 2014, increasing Mr. Klompas’ vacation entitlement. On January 17, 2017, we entered into an amended and restated employment agreement with Mr. Klompas that superseded and replaced the January 2007 agreement, as amended, and set forth revised termination and change of control provisions described in detail below.

On June 1, 2016, we entered into an employment agreement with Dr. Diana Hausman setting forth the terms and conditions of her employment as our Chief Medical Officer, which provided for her initial base salary and initial equity award, and which includes, among other things, provisions regarding confidentiality, ownership of developments, non-competition and non-solicitation, as well as eligibility for our incentive plans. Dr. Hausman’s employment agreement also specifies, in the case of termination of employment other than for cause, Dr. Hausman will be entitled to 12 months’ notice, or payment in lieu of notice equal to 12 months of her base salary should termination occur within the first year of employment. Following the first year of employment, Dr. Hausman will be entitled to an additional one month’s notice, or the equivalent base salary, for each additional completed year of service, up to a total maximum of 18 months. On January 18, 2017, we entered into an amended and restated employment agreement with Dr. Hausman that superseded and replaced the June 2016 agreement, and set forth a new change of control provision described in detail below.

On November 9, 2016, the compensation committee of the Board of Directors approved amendments to the employment agreements of our named executive officers. We executed amended and restated employment agreements with our named executive officers reflecting these amendments on January 17, 2017 and, for Dr. Hausman, on January 18, 2017. The amendments modify the not-for-cause severance provisions for all named executive officers other than our Chief Medical Officer, Dr. Hausman. Under the new not-for cause-termination severance formula, during the first three years of employment, these named executive officers are entitled to 12 months of written notice or payment in lieu of notice equal to 12 months of their base salary and continuation of benefits for 12 months. Commencing in the fourth year of employment, these named executive officers are entitled to an additional one month’s notice, or the equivalent base salary and continuation of benefits, for each additional completed year of service, up to a total maximum of 18 months.

These amendments also contain severance provisions specific to change of control events. Under these amendments, if our Chief Executive Officer is terminated without cause within 12 months following a change of control, he shall receive severance equal to 24 months of his base salary, continuation of benefits for 24 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date. If any other named executive officer is terminated without cause within 12 months following a change of control, he or she shall receive severance equal to 18 months of his or her base salary, continuation of benefits for 18 months and full vesting acceleration of all unvested stock options or other equity grants made as at that date.

The table below shows the estimated amounts of the termination payments and benefits that will be made to our named executive officers upon the termination of their employment under the terms of their current employment agreements (assuming termination took place on December 31, 2017).

Name and Principal Position	Event	Severance ($)(1)	Options ($)(2)(3)	Other Payments ($)(2)(4)	Total ($)
Dr. Ali Tehrani	Termination other than for cause	675,000	231,899	19,454	926,353
President and Chief Executive Officer	Termination following a change of control event (double trigger)	900,000	231,899	25,975	1,157,874
Dr. Diana Hausman	Termination other than for cause	400,000	—	—	400,000
Chief Medical Officer	Termination following a change of control event (double trigger)	600,000	—	13,095	613,095
Neil Klompas	Termination other than for cause	487,500	129,129	19,454	636,083
Chief Financial Officer	Termination following a change of control event (double trigger)	487,500	208,438	19,454	715,392

(1)	Severance payments are calculated based on the executive’s base salary, which, for all executive officers is paid in U.S. dollars, effective as of January 1, 2017.
(2)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2017.
(3)	The value of accelerated vesting of options above is calculated based on the closing price on the NYSE of $7.59 per share as of December 31, 2017.
(4)	For Canadian executives, amounts shown in the “Other Payments” column relate to contributions to our group registered retirement savings plan, provincial health plan premium, and extended medical benefits premiums. For our Chief Medical Officer, these amounts relate to health benefits plan premiums. For all executive officers, with the exception of the Chief Medical Officer, these amounts are denominated in U.S. dollars but paid in Canadian dollars.

Employee Benefit Plans

Our executive officers receive medical, dental, life insurance and other benefits generally made available to all of our employees.

Pension Benefits

We do not have any qualified or non-qualified defined benefit pension plans.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Registered Retirement Savings Plan

Our executives resident in Canada are eligible, along with all other employees resident in Canada, to participate in our registered retirement savings plan (“RRSP”) matching program. Under this program, we match the amount contributed by each executive into a group RRSP plan, up to a pre-determined percentage of annual salary. Upon the formal approval of the compensation committee on November 9, 2016, we began matching executives’ contributions to the group RRSP up to 5.5% of annual salary. Generally, company matching contributions will not exceed 50% of the maximum annual RRSP dollar limit as specified by the Canada Revenue Agency in any given year.

401(k) Plan

Zymeworks Biopharmaceuticals Inc. executives resident in the United States are eligible, along with all other U.S.-based employees, to participate in a 401(k) plan. Under this plan, Zymeworks Biopharmaceuticals Inc. matches the amount contributed by each executive into a 401(k) plan up to a predetermined percentage of annual salary. Upon the formal approval of the compensation committee on November 9, 2016, Zymeworks began matching executives’ contributions to a 401(k) plan up to 5.5% of annual salary, with company matching contributions not to exceed the annual personal and Age 50 Catch Up contribution limit (if applicable) set by the Internal Revenue Service, or the IRS, in any given year.

Original Plan

The Original Plan (as defined above under “Proposal 3 – Amendment and Restatement of Stock Option Plan”) was administered by our compensation committee and provided for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, restricted stock and other stock-based awards. Our employees, officers, directors and consultants were eligible to receive awards under our Original Plan. Upon an acquisition of us, the exercisability of options or the vesting of restricted stock awards issued under the Original Plan will be accelerated. In addition, our Board of Directors will make appropriate provisions for the continuation of awards by us or substitution of awards by the surviving or acquiring entity.

As of December 31, 2017, under our Original Plan, there were options to purchase an aggregate of 2,027,782 common shares outstanding at a weighted-average exercise price of C$14.45 per share, (or $11.52 per share, as converted).

As of April 28, 2017, no further awards were issued under the Original Plan. However, all outstanding options granted under the Original Plan remain outstanding, subject to the terms of the Original Plan and the applicable grant documents, until such outstanding options are exercised or they terminate or expire by their terms. Any common shares subject to awards under our Original Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised, or resulting in any common shares being issued, will become available for issuance under the Stock Option Plan, up to a specified number of shares. Options granted under the Original Plan are non-assignable and non-transferable except that they will be exercisable by the personal representative of the option holder in the event of the option holder’s death or inability to manage his or her affairs.

Stock Option Plan

Our Stock Option Plan (for which we are seeking shareholder approved to be amended and restated) is described above under “Proposal 3 – Amendment and Restatement of Stock Option Plan.”

Additional Disclosure

The following table sets forth summary information relating to our Stock Option Plan and Original Plan as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders (Stock Option Plan):	872,525	(1)	C$12.39 and $9.70 (1)	1,425,174
Equity compensation plans not approved by security holders (Original Plan):	2,027,782		C$14.45	—

(1)	Stock options granted under the Stock Option Plan are granted with exercise prices in both Canadian dollars and U.S. dollars. As of December 31, 2017, there were 872,525 outstanding stock options under the Stock Option Plan, consisting of 235,930 stock options with a weighted average exercise price of C$12.39 and 636,595 stock options with a weighted average exercise price of $9.70.

The following table sets forth certain additional information with respect to our Original Plan, Stock Option Plan and ESPP, as of December 31, 2017:

	Original Plan	Stock Option Plan	ESPP
Number of outstanding securities awarded under plan	2,027,782	872,525	0
Issued and outstanding securities under plan as a percentage of issued and outstanding shares	8.0%	3.4%	0%
Number of securities available for grant under plan	0	1,425,174	272,350
Number of securities available for grant under plan as a percentage of issued and outstanding shares	0%	5.6%	1.1%

The following table sets forth the burn rate under our Original Plan and our Stock Option Plan for each of the years ended December 31, 2017, 2016, and 2015. The burn rate is a percentage calculated based on the number of stock options granted under each plan during the relevant year divided by the weighted average number of the Company’s issued and outstanding shares during that year.

	Original Plan	Stock Option Plan
Year ended December 31, 2017	2.2%	4.3%
Year ended December 31, 2016	7.7%	—
Year ended December 31, 2015	3.4%	—

DIRECTOR COMPENSATION

The written charter of our compensation committee provides that the committee will review compensation for members of our Board of Directors on at least an annual basis, taking into account their responsibilities and time commitment and information regarding the compensation paid at peer companies. The compensation committee will make recommendations to our Board of Directors with respect to changes to our approach to director compensation as it considers appropriate.

The following table presents the compensation awarded to, earned by or paid to our directors (other than Dr. Tehrani, whose compensation is provided in the Summary Compensation Table above) for the year ended December 31, 2017. We do not currently have director compensation in the form of share-based awards (other than stock options), non-equity incentive plan compensation or non-qualified deferred compensation.

Name	Fees earned or paid in cash ($)	Option awards ($) (6)	Total ($)
Nick Bedford	90,473	236,270	326,743
Kenneth Hillan (1)	38,500	218,004	256,504
Hollings Renton (1)	43,914	218,004	261,918
Natalie Sacks (2)	16,137	37,393	53,530
Lota Zoth	62,836	236,270	299,106
Kerry Blanchard (3)	nil	nil	nil
Donald Drakeman (4)	9,425	214,873	224,298
Noel Hall (5)	35,069	236,270	271,339
Dion Madsen (3)	nil	nil	nil
Shermaine Tilley (3)	nil	nil	nil

(1)	Dr. Hillan and Mr. Renton joined the Board of Directors on February 3, 2017.
(2)	Dr. Sacks joined the Board of Directors on August 2, 2017.
(3)	Dr. Blanchard, Mr. Madsen and Dr. Tilley resigned as directors effective immediately prior to the consummation of our IPO on May 3, 2017. Their departures were on good terms.
(4)	Dr. Drakeman resigned as a director effective February 3, 2017. His departure was on good terms and he continues to work with Zymeworks and our Board of Directors as a special advisor.
(5)	Mr. Hall resigned as a director effective August 3, 2017. His departure was on good terms.
(6)	Canadian dollar amounts have been converted to U.S. dollars based on the historical Canadian to U.S. average daily rate of exchange as at December 31, 2017.

Each member of our Board of Directors is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending board meetings and meetings for any committee on which he or she serves. These amounts are not included in the table above.

Compensation Committee Interlocks and Insider Participation

As described above, the members of our compensation committee are Mr. Renton (Chair), Dr. Hillan and Ms. Zoth. In 2017, none of our executive officers (a) served as a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity that had an executive officer who served on our compensation committee; (b) served as director of another entity that had an executive officer who served on our compensation committee; or (c) served on compensation committee of another entity that had an executive officer who served as one of our directors.

APPROVAL

The contents and the sending of this proxy circular have been approved by the Board of Directors of the Company.

DATED as of May 2, 2018.
By Order of the Board of Directors

/s/ Ali Tehrani
Ali Tehrani
President and Chief Executive Officer

Schedule “A”

Amended and Restated Stock Option and Equity Compensation Plan

ZYMEWORKS INC.

AMENDED AND RESTATED STOCK OPTION AND EQUITY COMPENSATION PLAN

ARTICLE V

OTHER AWARDS
Section 5.1	General	19
Section 5.2	Restricted Stock	19
Section 5.3	Restricted Stock Units	20
Section 5.4	Other Share-Based Awards; Performance Vesting	20

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ARTICLE I

INTERPRETATION

Section 1.1 Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a) “Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

(b) “Authorized Leave” means any leave of absence (paid or unpaid) approved in writing by the Corporation for a period of more than four (4) weeks that occurs while the Participant continues to be employed as an employee by the Corporation or retained as a Consultant by the Corporation and includes any parental leave, short term disability or other bona fide paid or unpaid leave of absence or sabbatical period;

(c) “Award” means a grant of an Option or of an Other Award hereunder.

(d) “Board” means the board of directors of the Corporation as constituted from time to time, or a committee thereof to which authority has been delegated by the board of directors with respect to any particular functions of the board of directors, as set forth in Section 2.1(c) herein;

(e) “Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Vancouver, British Columbia are not authorized or obligated by law to close;

(f) “Change of Control” means the happening, in a single transaction or in a series of related transactions, of any of the following events:

(i) any transaction (other than a transaction described in clause (ii) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation;

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(ii) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(iii) the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than (A) a disposition to a Person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition or (B) a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by Shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(iv) the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(v) individuals who, on the Effective Time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

(g) “Code” has the meaning given to that term in Appendix 1;

(h) “Consultant” means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any of its subsidiaries has a contract for services who is approved for participation in the Plan by the Board and for whom there exists an exemption from applicable prospectus requirements permitting the granting of an Award; provided that if Form S-8 under the Securities Act of 1933 is being used to register the sale of securities to the Consultant, the individual must meet the requirements of the definition set forth in General Instruction A.1.(a)(1) of such form;

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(i) “Corporation” means Zymeworks Inc. and its respective successors and assigns;

(j) “Date of Grant” means the date on which a particular Award is granted by the Board as evidenced by the Grant Agreement pursuant to which the particular Award was granted;

(k) “Effective Time” has the meaning given to that term in Section 2.5;

(l) “Eligible Person” means any director, officer, employee or Consultant of the Corporation or any of its direct or indirect subsidiaries;

(m) “Exercise Notice” means an election to exercise Options granted to a Participant under this Plan, in the case of Options substantially in the form attached as Exhibit “B” to the Grant Agreement, as may be amended from time to time by the Corporation;

(n) “Exercise Period” means the period from the Vesting Date to the close of business on the Expiry Date during which a particular Option may be exercised in the manner described in Section 4.1 in the case of Options;

(o) “Exercise Price” has the meaning given to that term in Section 3.2;

(p) “Expire” means, with respect to an Option or Legacy Option, the termination of such Option or Legacy Option, on the occurrence of which such Option or Legacy Option is void, incapable of exercise and of no value whatsoever; and Expires, Expired and Expiry have a similar meaning;

(q) “Expiry Date” means the date on which an Option Expires;

(r) “Fair Market Value” means, on any particular day, the Market Price of a Share, but if the Shares are not listed and posted for trading on an applicable stock exchange at the relevant time, it shall be the fair market value of the Share, as determined by the Board acting in good faith;

(s) “Grant Agreement” means an agreement between the Corporation and a Participant under which an Award is granted, in the case of Options substantially in the form attached hereto as Schedule “A”, as may be amended from time to time by the Corporation;

(t) “Incapacity” has the meaning given to that term in Section 4.3(c);

(u) “Incumbent Board” has the meaning given to that term in Section 1.1(f);

(v) “Legacy Option” means an option to purchase a Share that was granted pursuant to the terms of the Legacy Option Plan;

(w) “Legacy Option Plan” means the Corporation’s Employee Stock Option Plan, as may be amended from time to time;

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(x) “Market Price” means, on any particular day, closing sale price of a Share on the Primary Stock Exchange for such day (or, if such day is not a trading day), the closing sale price reported for the immediately preceding trading day. Notwithstanding the foregoing, the Corporation may convert a Market Price denominated in United States currency to Canadian currency, or vice-versa, at the Bank of Canada daily average exchange rate on the day prior to the particular day, and the converted amount shall be the Market Price;

(y) “Non-Executive Director” means any director of the Corporation who is not an employee or officer of the Corporation or any Affiliate;

(z) “Option” means an option to purchase a Share that is granted to an Eligible Person pursuant to the terms of this Plan;

(aa) “Other Award” means an Award granted under Article 5 hereof.

(bb) “Participant” means an Eligible Person to whom an Award has been granted;

(cc) “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division or any government, governmental department or agency or political subdivision thereof;

(dd) “Plan” means this Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan, effective June 7, 2018, as it may be further amended from time to time;

(ee) “Primary Stock Exchange” means a Stock Exchange where the majority of the trading volume and value of the Shares has occurred for the five (5) trading days immediately preceding the relevant date;

(ff) “Share” means a common share in the capital of the Corporation;

(gg) “Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of securities of the Corporation from treasury, including without limitation a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise, but does not include any such arrangement which does not involve the issuance from treasury or potential issuance from treasury of securities of the Corporation;

(hh) “Shareholders” means holders of Shares;

(ii) “Stock Exchange” means the TSX and, if the Shares are listed and posted for trading on another stock exchange, the stock exchange(s) on which the Shares are listed or posted for trading;

(jj) “Surrender” has the meaning given to that term in Section 4.1(c);

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(kk) “Surrender Notice” has the meaning given to that term in Section 4.1(c);

(ll) “Termination Date” has the meaning given to that term in Section 4.3(c);

(mm) “TSX” means the Toronto Stock Exchange; and

(nn) “Vesting Date” means the date or dates determined in accordance with the terms of the Grant Agreement entered into in respect of such Award (with respect to Options as described in Section 3.3), on and after which a particular Award, or any part thereof, becomes non-forfeitable and/or may be exercised (as the case may be), subject to amendment or acceleration from time to time in accordance with the terms hereof or the terms of the Grant Agreement.

Section 1.2 Interpretation

(a) Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(b) In the Plan, words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

(c) Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to Canadian currency.

(d) As used herein, the terms “Article” and “Section” mean and refer to the specified Article and Section of this Plan, respectively.

(e) The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Administration

(a) The Board shall administer this Plan. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements.

(b) Subject to the terms and conditions set forth herein, the Board has the authority: (i) to grant Awards to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, of such grants; (iii) to interpret this Plan and all agreements entered into hereunder; (iv) to adopt, amend and rescind such administrative guidelines and other rules relating to this Plan as it may from time to time deem advisable; and (v) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board’s guidelines, rules, interpretations and determinations shall be conclusive and binding upon the Corporation, its subsidiaries and all Participants, Eligible Persons and their legal, personal representatives and beneficiaries.

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(c) Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee thereof. For greater certainty, any such delegation by the Board may be revoked or amended at any time at the Board’s sole discretion.

(d) No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification by the Corporation with respect to any such action or determination.

(e) The Board may adopt such rules or regulations and vary the terms of this Plan and any grant hereunder as it considers necessary to address tax or other requirements of any applicable non-Canadian jurisdiction, including without limitation Sections 422 and 409A of the Code (with respect to Participants who are subject to taxation in the United States).

(f) The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Corporation other than as specifically provided for in the Plan.

Section 2.2 Shares Reserved

(a) Subject to the other provisions of this Section 2.2, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 5,686,097 (which includes 3,686,097 Shares issuable upon exercise of Options outstanding as of March 31, 2018), which maximum number shall be increased on the first day of each calendar year beginning in calendar year 2019 and ending in calendar year 2028 by a number of Shares equal 4.0% of the number of outstanding Shares on the last day of the immediately preceding calendar year (or such lesser number of Shares as the Board may determine prior to the commencement of the applicable calendar year).

(b) For the purposes of calculating the maximum aggregate number of Shares which may be delivered under this Plan pursuant to Section 2.2(a), following the Expiry, cancellation or other termination of any Awards under this Plan and the Legacy Options under the Legacy Option Plan, a number of Shares equal to the number of shares subject to such Awards or Legacy Options so Expired, cancelled or terminated shall immediately and automatically become available for issuance in respect of Awards that may be subsequently granted under this Plan.

(c) The Corporation shall at all times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(d) [Reserved]

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(e) If there is a change in the outstanding Shares by reason of any stock dividend or split, or in connection with a reclassification, reorganization or other change of Shares, consolidation, distribution (other than an ordinary course dividend in cash or Shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), merger or amalgamation or similar corporate transaction, the Board shall make, subject to any required approval of the Stock Exchange, the appropriate substitution or adjustment in order to maintain the Participants’ economic rights in respect of their Awards in connection with such change, including without limitation:

(i) adjustments to the Exercise Price without any change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Share covered by the Option;

(ii) adjustments to the number of Shares to which a Participant is entitled upon exercise or vesting of an Award;

(iii) adjustments permitting the immediate exercise of any outstanding Options that are not otherwise exercisable or the immediate vesting of other Awards; and

(iv) adjustments to the number or kind of Shares or other securities reserved for issuance pursuant to the Plan and to the number or kind of Shares or other securities or other property issuable upon the exercise or vesting of Awards.

Section 2.3 Amendment and Termination

(a) The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Award granted under the Plan and any Grant Agreement relating thereto, provided that such suspension, termination, amendment or revision shall:

(i) not adversely alter or impair any Award previously granted except as permitted by the terms of this Plan;

(ii) be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; or

(iii) be subject to Shareholder approval, where required by law, the requirements of the Stock Exchange or this Plan.

(b) If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force with respect to outstanding Awards will continue in effect as long as any such Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such interpretations and amendments to the Plan or the Awards as they would have been entitled to make if the Plan were still in effect.

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(c) Subject to Section 2.3(a), the Board may from time to time, in its discretion and without the approval of Shareholders, make changes to the Plan or any Award that do not require the approval of Shareholders under Section 2.3(d), which may include but are not limited to:

(i) any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;

(ii) a change to the vesting provisions of the Plan or any Award;

(iii) a change to the provisions governing assignability and the effect of termination of a Participant’s employment, contract or office;

(iv) the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

(v) a change to advance the date on which any Option may be exercised under the Plan; and

(vi) an amendment of the Plan or an Award as necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, the Plan, the Participants or the Shareholders.

(d) Shareholder approval is required for the following amendments to the Plan:

(i) any increase in the maximum number of Shares that may be issuable from treasury pursuant to Awards granted under the Plan (as set out in Section 2.2), other than an adjustment pursuant to Section 2.2(e);

(ii) any reduction in the Exercise Price of an Option after the Option has been granted or any cancellation of such Option and the substitution of that Option with a new Option with a reduced Exercise Price, except in the case of an adjustment pursuant to Section 2.2(e);

(iii) any extension of the maximum Expiry Date of an Option, except in case of an extension due to a black-out period;

(iv) a change to the definition of Eligible Persons;

(v) the addition of a deferred or performance share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation; and

(vi) any amendment to Section 2.3(c) and Section 2.3(d).

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Section 2.4 Compliance with Legislation

(a) The Plan (including any amendments thereto), the terms of the grant of any Award under the Plan, the grant and exercise of any Award and the Corporation’s obligation to sell and deliver Shares upon the vesting or exercise of any Award, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of the Stock Exchange and any other stock exchange on which the Shares are listed or posted for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals.

(b) No Award shall be granted, and no Shares shall be issued or sold hereunder, where such grant, issue or sale would require registration of the Plan or of Shares under the securities laws of any foreign jurisdiction (other than the United States), and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(c) The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with the Stock Exchange (and any other stock exchange on which the Shares are listed or posted for trading). Shares issued and sold to Participants pursuant to the exercise or vesting of Awards may be subject to limitations on sale or resale under applicable securities laws.

(d) If Shares cannot be issued to a Participant upon the exercise or vesting of an Award due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of an Option will be returned to the applicable Participant as soon as practicable.

Section 2.5 Effective Time and Termination

The amendment and restatement of the Plan shall be effective at the time (the “Effective Time”) it is approved by the shareholders of the Corporation. No Awards may be issued under the Plan from and after the tenth anniversary of the Effective Time, provided that Awards issued prior to such date shall remain in effect following such date in accordance with their terms.

Section 2.6 Tax Withholdings and Deductions

Notwithstanding any other provision contained herein, the delivery of Shares with respect to any Award granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such delivery, such delivery is not required unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that a Participant pay to the Corporation, in addition to the Exercise Price for the Shares (if applicable), such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the Award. Any such additional payment is due no later than the date as of which any amount with respect to the Award first becomes includable in the gross income of the Participant for tax purposes. To the extent permitted by the Board, a Participant may direct a portion of the Shares acquired to be sold by a broker to satisfy withholding obligations and the funds from such sale to be paid to the Corporation to be remitted to the relevant taxing authority. In addition, the Corporation or the relevant subsidiary, as applicable, shall be entitled to withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Corporation or the relevant subsidiary is in compliance with the all applicable withholding taxes or other source deductions relating to an Award.

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Section 2.7 Non-Transferability

Except as set forth herein, Awards are not transferable. Options may be exercised only by:

(a) the Participant to whom the Options were granted;

(b) with the Board’s prior written approval and subject to such conditions as the Corporation may stipulate (which may include conditions with respect to compliance with applicable securities law), such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(c) upon the Participant’s death, by the legal representative of the Participant’s estate; or

(d) upon the Participant’s Incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Option. A person exercising an Option may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 2.8 Participation in this Plan

(a) No Participant has any claim or right to be granted an Award (including, without limitation, an Award granted in substitution for any Award that has expired pursuant to the terms of this Plan), and the granting of any Award does not and is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment, retention or termination of any such person.

(b) No Participant has any rights or privileges as a shareholder of the Corporation in respect of Shares with respect to any Award until the allotment and issuance to the Participant of certificates representing such Shares or the entry of such Participant’s name on the share register of the Corporation as the holder of Shares and that person becomes the holder of record of those Shares. The Participant or the Participant’s legal representative shall not, by reason of the grant of any Award (other than an Award of Restricted Stock as set forth in Article 5), be considered to be a shareholder of the Corporation until shares have been issued in respect thereof.

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(c) The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant, vesting or delivery of an Award or transactions in the Shares. With respect to any fluctuations in the market price of Shares, neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation does not assume responsibility for the income or other tax consequences resulting to the Participant and they are advised to consult with their own tax advisors.

Section 2.9 Notice

Each notice relating to an Award, including the exercise of an Option, must be in writing. All notices to the Corporation must be delivered personally, by prepaid registered mail or by email and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received: (i) if delivered personally, on the date of delivery; (ii) if sent by prepaid, registered mail, on the fifth Business Day following the date of mailing; or (iii) if sent by email, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes hereof. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

Section 2.10 Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares, repurchasing Shares or varying or amending its share capital or corporate structure.

Section 2.11 Quotation of Shares

So long as the Shares are listed on a Stock Exchange, the Corporation must apply to the Stock Exchange for the listing or quotation, as applicable, of the Shares issued upon the exercise or delivery of all Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on the Stock Exchange or any other stock exchange.

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Section 2.12 No Fractional Shares

No fractional Shares shall be issued upon the exercise or delivery of any Award granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise or delivery of an Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase or receive the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2.13 Governing Law

The Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ARTICLE III

OPTIONS

Section 3.1 Grant

(a) Subject to the provisions of this Plan, the Board may grant Options to any Eligible Person upon the terms, conditions and limitations set forth herein or such other terms, conditions and limitations as the Board may determine and set forth in the Grant Agreement; provided that no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange is granted until the time that such grant has been approved by the Shareholders.

(b) An Option shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.

(c) The grant of an Option to, or the exercise of an Option by, a Participant under the Plan shall neither entitle such Participant to receive nor preclude such Participant from receiving subsequently granted Options.

Section 3.2 Exercise Price

An Option may be exercised at a price that shall be fixed by the Board at the time that the Option is granted, but in no event shall it be less than the Fair Market Value of the Shares on the Date of Grant (the “Exercise Price”). The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 2.2(e) hereof.

Section 3.3 Vesting

(a) All Options granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Options. The Board has the right to accelerate the date upon which any Option becomes exercisable notwithstanding the vesting schedule set forth for such Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

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(b) Notwithstanding any other provision of the Plan, unless otherwise approved by the Board, the vesting of any Options granted hereunder shall be suspended and postponed during any period of Authorized Leave and, upon a Participant’s return from such Authorized Leave, the vesting of such Options shall be extended by a period equivalent to such period of Authorized Leave provided that any such extension will not extend the Expiry Date of the option. Notwithstanding the foregoing, upon a Participant’s return from an Authorized Leave that was a parental leave, the rate of vesting of such Participant’s Options shall be accelerated to twice the rate provided for in the Participant’s Grant Agreement until such time as the Participant holds vested Options in accordance with the original schedule of Vesting Dates provided for in the Participant’s Grant Agreement. For certainty, nothing contained herein shall limit the effect of Section 4.3 of the Plan upon the termination of any Participant’s employment or service as a Consultant, and the calculation of the number of Options vested as of a Participant’s Termination Date for purposes thereof shall take into account any suspension, postponement or adjustment of the vesting schedule applicable to such Options contemplated by this Section 3.3(b).

ARTICLE IV

EXERCISE & EXPIRY & CHANGE OF CONTROL

Section 4.1 Conditions of Exercise

(a) Vested Options may only be exercised during the Exercise Period by the Participant or upon the Participant’s death or Incapacity, his or her legal representative (provided that such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise such vested Options). Subject to the restrictions set out in this Plan and to any alternative exercise procedure which may be established from time to time by the Board, Options to acquire Shares may be exercised by delivering to the Corporation an Exercise Notice, together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and, if required by Section 2.6, the amount necessary to satisfy any source deductions or withholding taxes.

(b) Pursuant to the Exercise Notice, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice. The Participant shall also comply with Section 2.6 of this Plan with regards to any applicable withholding tax and shall comply with all such other procedures and policies as the Corporation may prescribe or determine to be necessary or advisable from time to time in connection with such “cashless exercise.”

(c) In addition, in lieu of exercising any vested Option in the manner described in this Article 4, and pursuant to the terms of this Article 4, a Participant may provide a properly endorsed notice of surrender to the Secretary of the Corporation, substantially in the form of Exhibit “C” to the Grant Agreement (a “Surrender Notice”) pursuant to which the Participant agrees to transfer, dispose and surrender an Option (“Surrender”) to the Corporation and elects to receive that number of Shares calculated using the following formula, after deduction of any income tax and other amounts required by law to be withheld pursuant to Section 2.6:

X = Y * (A-B) / A

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Where:

X = the number of Shares to be issued to the Participant

Y = the number of Shares underlying the Options to be Surrendered

A = the Fair Market Value of the Shares as at the date of the Surrender

B = the Exercise Price of such Options

The decision of whether or not to permit Surrender for any Option is at the sole discretion of the Corporation and will be made on a case by case basis.

(d) Where Shares are to be issued to the Participant pursuant to the terms of this Section 4.1, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised only in accordance with the terms of Section 4.1(a), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and non-assessable.

Section 4.2 Exercise Period

(a) The Exercise Period shall be determined by the Board in its sole and absolute discretion at the time the Option is granted and:

(i) each Option shall Expire not later than ten (10) years after the Date of Grant;

(ii) unless otherwise provided in the Participant’s Grant Agreement, the Exercise Period shall be automatically reduced or the Expiry Date postponed in accordance with this Article 4 upon the occurrence of any of the events referred to herein; and

(iii) unless otherwise provided in the Participant’s Grant Agreement, no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange shall be exercisable until the time that such Option has been approved by the Shareholders.

(b) Notwithstanding any other provision of the Plan, if the Expiry Date of an Option falls on a date upon which such Participant is prohibited from exercising such Option due to a blackout period or other trading restriction imposed by the Corporation, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed; provided, however, that notwithstanding the foregoing, the Expiry Date of an Option shall in no case extend beyond the tenth (10th) anniversary of the date on which it is granted.

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Section 4.3 Termination Date

(a) Subject to Section 4.2, unless otherwise provided in the Participant’s Grant Agreement, employment agreement or consulting agreement:

(i) if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s retirement with the concurrence of the Board, any Options granted to such Participant and vested as of the Termination Date (as defined below) shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options;

(ii) if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) one year following the date of death or the date on which the Board determines that the Incapacity will prevent the employee from fulfilling his or her duties with the Corporation; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire;

(iii) if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s termination for cause, as determined by the Board, in its discretion, then, as of the Termination Date, the vested and unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;

(iv) if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s resignation, then any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;

(v) if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s dismissal without cause, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire (for certainty, without regard to any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant) and such Participant shall no longer be eligible for a grant of Options;

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(vi) where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or an Affiliate for any reason whatsoever other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement); or (ii) voluntary termination by the Participant, then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is ninety (90) days from the Termination Date; and (B) the Expiry Date. Any Options held by the Participant that are not exercisable at the Termination Date immediately expire and are cancelled on such date;

(vii) where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of the death or Incapacity of the Participant, then any Options held by the Participant that are exercisable at the date of the death or Incapacity of the Participant continue to be exercisable by the Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. Any Options held by the Participant that are not exercisable at the date of the death or Incapacity of the Participant immediately expire and are cancelled on such date;

(viii) where, in the case of a Consultant, the Participant’s consulting agreement or arrangement is terminated by the Corporation or an Affiliate for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement), as determined by the Board, in its discretion, then any Options held by the Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion;

(ix) if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as an employee or consultant of the Corporation or a subsidiary) for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever;

(x) if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as an employee or consultant of the Corporation or a subsidiary) as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever; and

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(xi) if, at any time, a Participant who is a Non-Executive Director, ceases to be a director of the Corporation or a subsidiary for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: i) the date that is one year from the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options.

(b) Notwithstanding any other provisions of this Section 4.3, the Board may extend the expiration date of vested and unvested Options of a Participant beyond the Expiry Dates set out above, provided that such extended dates are not later than the initial assigned maximum Expiry Date of any such Option.

(c) For purposes of the foregoing:

“Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan; and

“Termination Date” means:

(i) in the case of a Participant whose employment or term of office with the Corporation or a subsidiary terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the last day of the Participant’s employment or term of office with the Corporation or a subsidiary, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant, would expire; and

(ii) in the case of a Participant who is a Consultant and whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant, such date shall not be earlier than the date notice of voluntary termination was received by the Corporation, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or a subsidiary, as the case may be, may be required to provide to the Participant under the terms of the consulting agreement or arrangement, would expire.

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Section 4.4 Change of Control

(a) Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Awards into or for options, rights or other securities in any entity participating in or resulting from a Change of Control, cash or other property.

(b) Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change of Control, or otherwise becoming aware of a pending Change of Control, the Corporation shall give written notice of the proposed Change of Control to the Award holders, together with a description of the effect of such Change of Control on outstanding Awards, not less than seven (7) days prior to the closing of the transaction resulting in the Change of Control.

(c) The Board may, in its sole discretion, accelerate the vesting and/or the Expiry Date of any or all outstanding Awards to provide that, notwithstanding the vesting provisions of such Awards or any Grant Agreement, such designated outstanding Awards shall be fully vested and conditionally exercisable (in the case of Options) upon (or prior to) the completion of the Change of Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this Section 4.4(c) beyond the Expiry Date of the Options. If the Board elects to accelerate the vesting and/or the Expiry Date of the Options, then if any of such Options are not exercised within seven (7) days after the applicable holders are given the notice contemplated in Section 4.4(b) (or such later Expiry Date as the Board may prescribe), such unexercised Options shall, unless the Board otherwise determines, terminate and Expire following the completion of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting and the Expiry Date of the Awards shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

(d) To the extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation (and the Board does not accelerate the vesting and/or the Expiry Date of Awards pursuant to Section 4.4(c)), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Awards and, if applicable, the Exercise Price per share of Options shall be appropriately adjusted (including by substituting the Awards for awards with respect to securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Award holders. The Board may make changes to the terms of the Awards or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Awards and the rights of Award holders are not materially adversely affected by any such changes.

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(e) Notwithstanding anything else to the contrary herein, in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 4.4(e) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 4.4(e) or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised; (ii) Shares which were issued pursuant to exercise of Options which vested pursuant to this Section 4.4 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares; and (iii) the original terms applicable to Options which vested pursuant to this Section 4.4 shall be reinstated.

ARTICLE V

OTHER AWARDS

Section 5.1 General

In addition to Awards of Options hereunder, the Board may grant the types of Awards described in this Article 5 (“Other Awards”), in accordance with the terms of this Article and the Plan.

Section 5.2 Restricted Stock

The Board may grant or award Shares to Eligible Persons that are subject to transfer, vesting and forfeiture restrictions (“Restricted Stock”) in respect of such number of Shares, and subject to such terms or conditions, as it shall determine and specify in a Grant Agreement, and may provide in a Grant Agreement for an Option to be exercisable for Restricted Stock. A holder of Restricted Stock shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares, unless the Board shall otherwise determine at the time of grant; provided that unless the Board determines otherwise any dividends paid on Restricted Stock will be held in escrow until all restrictions on such Shares have lapsed. Unless a Participant’s Grant Agreement provides to the contrary, unvested Restricted Stock shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a Participant’s employment or other service relationship with the Corporation or a subsidiary, unvested Restricted stock shall be forfeited to the Corporation for no consideration, unless otherwise determined by the Board. Share certificates, if any, representing Awards of Restricted Stock (which may also be held in book entry or similar form) shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Grant Agreement and, if the Board so determines, the holder may be required to deposit the share certificates or other evidence of legal and beneficial ownership with the President, Chief Financial Officer, Secretary or other officer of the Corporation or with an escrow agent designated by the Board, together with a stock power or other instrument of transfer appropriately endorsed in blank. In the event that the Restricted Stock is not represented by a share certificate, the Corporation shall direct the Corporation’s registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Restricted Stock is subject in the stock books and records of the Corporation.

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Section 5.3 Restricted Stock Units

The Board may grant Awards payable in Shares upon vesting (“Restricted Stock Units”) to Eligible Persons hereunder, in respect of such number of Shares, and subject to such terms or conditions, as it shall determine and specify in a Grant Agreement. A Restricted Stock Unit represents the right to receive, without payment to the Corporation, a Share. Restricted Stock Units shall become vested as determined by the Board as set forth in the applicable Grant Agreement, unless otherwise described in the Plan. Amounts payable in connection with a Restricted Stock Unit shall be paid to the holder thereof as set forth in the applicable Grant Agreement, but in no event later than two and one-half months following the end of the calendar year in which the applicable vesting condition is met (unless receipt is deferred in accordance with procedures adopted by the Board, any of which shall comply with the requirements of Section 409A of the Code if the Participant is a United States taxpayer). Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Restricted Stock Units shall be and remain the sole property of the Corporation and all holders’ rights thereunder are limited to the rights to receive Shares as provided in the Plan and the applicable Grant Agreement.

Section 5.4 Other Share-Based Awards; Performance Vesting

The Board may grant such other Awards payable into Shares as the Board may determine to be necessary or appropriate, including awards of Shares that are not subject to vesting or forfeiture restrictions. The vesting of Other Awards hereunder may be made subject to the attainment of performance goals, as the Board may determine in its discretion.

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APPENDIX 1

US RESIDENT EMPLOYEES

The terms of the Plan are hereby modified with respect to those Participants who are U.S. Participants:

SPECIAL APPENDIX

to the

Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan

Special Provisions Applicable to Participants Subject to

the United States Internal Revenue Code

This Appendix sets forth special provisions of the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”) that apply to U.S. Participants. All Options issued under the Plan to U.S. Participants are intended to be exempt from Section 409A of the Code, or any successor thereto, and all provisions hereunder shall be read, interpreted, and applied with that purpose in mind. Terms used herein that are defined in the Plan shall have the meanings set forth in the Plan, as amended from time to time.

1.	Interpretation

(a)	For the purposes of this Appendix, the following terms have the following meanings:

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder;

(ii)

“Incentive Stock Option” means any Option granted under the Plan which is designated in the Grant Agreement (at the time it is granted) as an incentive stock option within the meaning of Section 422 of the Code or any successor thereto and which also satisfies the requirements of such section (including, without limitation, the requirement that the Participant is employed by the Corporation or a “parent corporation” or “subsidiary corporation” of the Corporation (as such terms are defined in Section 424 of the Code));

(iii)	“Non-Qualified Option” means any Option granted under the Plan to a U.S. Participant which is not an Incentive Stock Option;

(iv)

“Ten Percent Shareholder” means a U.S. Participant who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary of the Corporation, as applicable (determined in accordance with Section 422 of the Code);

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(v)	“Separation From Service” shall have the meaning as set forth in United States Treasury Regulation Section 1.409A-1(h) (after giving effect to the presumptions contained therein); and

(vi)	“U.S. Participant” shall have the meaning set forth in Section 2(a), below.

(b)

The Plan and this Appendix are complementary to each other and shall, with respect to Options granted to U.S. Participants, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall prevail with respect to Options granted to U.S. Participants. Options may be granted under this Appendix either as Incentive Stock Options or as Non-Qualified Options, subject to any applicable restrictions or limitations as provided under applicable law.

2.	Application

(a)

The following special rules and limitations are applicable to Options issued under the Plan to Participants subject to taxation in the United States (referred to hereunder as “U.S. Participants”) at the time of grant.

(b)

Incentive Stock Options may be granted with respect to a maximum fixed amount equal to 20% of the Shares reserved for issuance under the Plan at the Effective Time (subject to adjustment pursuant to Section 2.2(e) of the Plan).

(c)

To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the U.S. Participant under all Share Compensation Arrangements of the Corporation and/or its Affiliates (if applicable) exceeds US$100,000 during any calendar year, the Options or portions thereof that exceed such limit (according to the order in which they are granted) shall constitute Non-Qualified Options in accordance with Section 422(d) of the Code or any successor thereto, notwithstanding any contrary provision of the Plan and/or Grant Agreement.

(d)

Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliate of the Corporation shall have any obligation to pay, indemnify or otherwise hold such U.S. Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

(e)

The Corporation and its Affiliates, if applicable, shall withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source to satisfy any applicable federal, provincial, state or local tax withholding obligation and employment taxes.

(f)

Each recipient of an Option hereunder who is or who becomes a U.S. Participant is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.

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(g)

Without derogating from the powers and authorities of the Board detailed in the Plan, and unless specifically required under applicable law, the Board shall also have the sole and full discretion and authority to administer the provisions of this Appendix and all actions related thereto including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of either or both of the following:

(i)	deciding whether to issue Options as Incentive Stock Options or as Non-Qualified Options; and

(ii)

adopting standard forms of Grant Agreements to be applied with respect to U.S. Participants, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Appendix and amending or modifying the terms of such standard forms from time to time.

3.	Exercise Price

The Exercise Price of each Option granted under the Plan to a U.S. Participant shall not be less than the Fair Market Value of a Share on the date such Option is granted. Notwithstanding any other provision of the Plan, in determining the Fair Market Value of a Share under the Plan in connection with the grant of an Option to a U.S. Participant, the Board will make the determination of Fair Market Value in good faith consistent with the rules of Sections 422 and 409A of the Code and the rules of the TSX, to the extent applicable.

4.	Expiry of Option

Notwithstanding any other provision of the Plan and any provisions of the Grant Agreement to the contrary, Options granted to U.S. Participants may not be exercised under any circumstance following the ten (10) year anniversary of the date of grant.

5.	Disqualifying Disposition

Without limiting the generality of the foregoing, if a U.S. Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) the date two years after the date the Option is granted or (ii) the date one year after the transfer of such Shares to the U.S. Participant upon exercise of the Incentive Stock Option, the U.S. Participant shall notify the Corporation in writing within 30 days after the date of any such disposition (“Disqualifying Disposition”) and shall remit to the Corporation or its Affiliate, as applicable, the amount of any applicable federal, state, provincial and local withholding and employment taxes which the Corporation is required to collect (if any).

6.	Adjustments to Options

In the event of a corporate transaction requiring the adjustment of an Option held by a U.S. Participant, the number of Shares deliverable on the exercise of an Option held by a U.S. Participant and the Exercise Price of an Option held by a U.S. Participant shall be adjusted in a manner intended to keep the Options exempt from Section 409A of the Code and to comply with Section 422 of the Code, if applicable, in the case of an Incentive Stock Option.

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7.	Amendment of Appendix

The Board shall retain the power and authority to amend or modify this Appendix and any Option issued hereunder to the extent the Board in its sole discretion deems necessary or advisable to comply with law or regulation, including to comply with any guidance issued under Sections 409A or 422 of the Code. Such amendments may be made without the approval of any U.S. Participant.

8.	Ten Percent Shareholders

(a)

If any U.S. Participant to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such Option, a Ten Percent Shareholder, then the following special provisions shall apply:

(i)

the per share price at which Shares may be purchased upon the exercise of an Incentive Stock Option shall be no less 110% of the Fair Market Value of a Share at such time as the Option is granted (as determined under the applicable provisions of the Code); and

(ii)	the maximum term of the Option shall not exceed five (5) years from the date the Option is granted.

(b)

Subject to the provisions of this Section 8 regarding Ten Percent Shareholders, and applicable requirements for securityholder approval, no Incentive Stock Option may be granted hereunder to a U.S. Participant following the expiry of ten (10) years after the date on which this Plan is adopted by the Board.

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SCHEDULE “A”

ZYMEWORKS INC.

STOCK OPTION GRANT AGREEMENT

This agreement (the “Grant Agreement”) evidences the Options granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), which is incorporated herein by reference. The Schedules attached to this Stock Option Grant Agreement shall form an integral part of this Stock Option Grant Agreement.

The Corporation hereby grants to the Participant on the Date of Grant such number of Options as set forth in the attached Schedule “A”, as may be amended from time to time, with each Option representing the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), a Share with an Exercise Price per Share as set forth in the attached Schedule “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.

ARTICLE 1

INTERPRETATION

(a)	Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

(b)	Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

(c)	Unless otherwise specified herein, all references to money amounts are to Canadian currency.

(d)	The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE 2

VESTING

Section 2.1 Options

Unless earlier terminated, relinquished or expired, Options granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Schedule “A” as may be amended from time to time.

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ARTICLE 3

GENERAL PROVISIONS

Section 3.1 Participation in the Plan

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4 thereof (except to the extent that such provisions are varied in accordance with Schedule “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.

Section 3.2 Binding Agreement

The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.

Section 3.3 Governing Law

This Grant Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

[The remainder of this page is intentionally left blank]

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By acceptance of these Options, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this ____ day of ___________, ______.

Corporation:	ZYMEWORKS INC.

By:

Name:

Title:

Participant:

Signature of Option Holder

Name of Option Holder (Please Print)

Address:

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EXHIBIT “A”

OPTION GRANT

Participant:	[❑]

Number of Options	[❑]

Exercise Price:	[❑]

Date of Grant:	[❑]

Vesting Schedule	[❑]

Expiry Date[1]	[❑]

Type of Option[2]	[Incentive Stock Option/Non-Qualified Option]

[1]

Include here any provisions with respect to the expiry of vested/unvested options that would depart from Section 4.3 of the Plan (i.e., the impact of certain events on the vesting/exercise period, including termination for cause, voluntary resignation, termination other than for cause, termination upon a change of control, and retirement, death or disability).

[2]	Add for U.S. Participants.

EXHIBIT “B”

ELECTION TO EXERCISE STOCK OPTIONS

TO:  ZYMEWORKS INC. (the “Corporation”)

The undersigned option holder hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated                     , 20         under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Option Exercise Price (per Share):	$

Aggregate Purchase Price:	$

Amount enclosed that is payable on account of any Source Deductions relating to this Option exercise (contact the Corporation for details of such amount):

☐ Or check here if alternative arrangements have been made with the Corporation;

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all Source Deductions, and directs such Shares to be registered in the name of

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ____ day of ________________, _____

Signature of Option Holder

Name of Option Holder (Please Print)

EXHIBIT “C”

SURRENDER NOTICE

TO: ZYMEWORKS INC. (the “Corporation”)

The undersigned option holder hereby elects to transfer, dispose and surrender                  Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated                     , 20         under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”) to the Corporation in exchange for Shares as calculated in accordance with Section 4.1(c) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Please issue a certificate or certificates representing the Shares in the name of:

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ____ day of ____________________, ______.

Signature of Option Holder

Name of Option Holder (Please Print)

Schedule “B”

Amended and Restated Employee Stock Purchase Plan

ZYMEWORKS INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Article 1 -Purpose

This Amended and Restated Employee Stock Purchase Plan (the “Plan”) is intended to encourage share ownership by all eligible employees of Zymeworks Inc. (the “Company”), a corporation governed by the laws of British Columbia, and each of its Participating Subsidiaries (and, if applicable, any Parent), so that they may participate in any future growth of the Company by acquiring or increasing their interest in common shares of the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its Participating Subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and shall be construed and administered in accordance with such intention.

Article 2 - Definitions

The term “Affiliate” means any entity, other than a Subsidiary, that (a) directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

The term “applicable law” means any applicable law, domestic or foreign, including without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments thereunder and the rules of each securities exchange or quotation system on which securities of the Company are listed and posted for trading.

The term “business day” means a day on which there is trading on the Primary Stock Exchange or, if the Common Shares do not trade on a securities exchange, a day that is not a Saturday, Sunday or statutory holiday in the Province of British Columbia.

The term “Code” has the meaning set forth in Article 1.

The term “Committee” has the meaning set forth in Article 3.

The term “Common Shares” has the meaning set forth in Article 5.

The term “Effective Time” has the meaning set forth in Article 28.

The term “eligible employee” means an individual who is eligible as determined in accordance with Article 4.

The term “Insider Trading Policy” refers to the insider trading policy of the Company, pursuant to which directors and certain officers and employees of the Company and participating Subsidiaries are prohibited from trading in securities of the Company during regularly scheduled and additional periods referred to as “trading black-outs periods”.

The term “Market Price” means, on any particular day, (i) the closing sale price of a Common Share on the Primary Stock Exchange on such day (or, if such day is not a trading day, then on the trading day immediately preceding such day), if the Common Shares are then traded on a securities exchange or quotation system; or (ii) the average of the closing bid and asked prices last quoted on such day, or if such day is not a trading day, then on the trading day immediately preceding such day by an established quotation service for over-the-counter securities, if the Common Shares are not traded on a national securities exchange or quotation system; or (iii) if the Common Shares are not publicly traded, the fair market value of the Common Shares on such date as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

The term “NYSE” means the New York Stock Exchange.

The term “Offering” means an offer under the Plan of Purchase Rights which will automatically be exercised at the end of a Purchase Period, all as further described in Article 7 and Article 8. Unless otherwise specified by the Committee, each Offering under the Plan to the eligible employees of the Company or a Participating Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Purchase Period of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. For clarity, there is only one Purchase Period per Offering.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in accordance with Article 4 to participate in the Plan and who has complied with the provisions of Article 9.

The term “Participating Subsidiary” shall mean any present or future Subsidiary that is designated from time to time by the Board to participate in the Plan. The Board shall have the power to make such designation before or after the Plan is approved by the shareholders.

The term “Primary Stock Exchange” means a securities exchange where the majority of the trading volume of the Common Shares has occurred for the five (5) trading days immediately preceding the relevant date.

The term “Purchase Date” has the meaning set forth in Article 7.

The term “Purchase Period” has the meaning set forth in Article 6.

The term “Purchase Price” has the meaning set forth in Article 7.

The term “Purchase Right” means a right to purchase Common Shares in accordance with the provisions of this Plan.

The term “securities exchange” means the NYSE or the TSX or, if the Common Shares are not then listed and posted for trading on the NYSE or the TSX, such other securities exchange on which such Common Shares are listed and posted for trading as may be selected for such purpose by the Committee.

2

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

The term “TSX” means the Toronto Stock Exchange.

Article 3 - Administration of the Plan

The Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”). Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board, and the term “Committee” wherever used herein shall be deemed to mean the Board.

The Committee has the full discretionary authority (consistent with and subject to the provisions of Section 423 of the Code and related regulations) at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are not subject to tax under the Code); (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) designate separate Offerings under the Plan; (v) decide all disputes arising in connection with the Plan; and (vi) otherwise supervise the administration of the Plan. All interpretations and decisions of the Committee shall be binding on all persons, including the Company and the Participants, unless otherwise determined by the Board. No member of the Board, the Committee or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Purchase Right granted hereunder.

Article 4 - Eligible Employees

All individuals classified as employees on the payroll records of the Company and each Participating Subsidiary are eligible to participate in any one or more of the Purchase Periods under the Plan, provided that as of the first business day of the applicable Purchase Period they are customarily employed by the Company or a Participating Subsidiary for more than twenty (20) hours a week, or any lesser number of hours per week established by the Committee for purposes of any separate Offering. Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Participating Subsidiary for purposes of the Company’s or applicable Participating Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Participating Subsidiary and shall not be eligible to participate in the Plan. Eligible employees who are Participants on the first business day of any Purchase Period shall receive their Purchase Rights as of such day. Individuals who become Participants after the first business day of any Purchase Period shall be granted Purchase Rights on the first day of the next succeeding Purchase Period on which Purchase Rights are granted to eligible employees under the Plan.

3

In any event, no employee may be granted a Purchase Right under the Plan if such employee, immediately after the Purchase Right was granted, would be treated as owning shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary. For purposes of determining ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares of the Company or any Parent or Subsidiary which the employee may purchase under outstanding Purchase Rights and options shall be treated as shares owned by the employee.

Article 5 - Shares Subject to the Plan

The shares issuable under the Plan shall be made available from authorized but unissued common shares in the capital of the Company (the “Common Shares”). Subject to the provisions of Article 14 relating to capitalization adjustments, the maximum number of Common Shares that may be issued under the Plan will not exceed 272,350 Common Shares, plus the number of Common Shares that are automatically added on January 1st of each year, commencing on (and including) January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to the lesser of (i) 1% of the total number of Common Shares issued and outstanding on December 31st of the preceding calendar year, and (ii) 419,000 Common Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Common Shares than would otherwise occur pursuant to the preceding sentence. If any Purchase Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject thereto shall again be available under the Plan.

Article 6 -Purchase Period

Purchase periods during which payroll deductions will be accumulated under the Plan shall consist of the six month periods commencing on January 1 and July 1, and ending on June 30 and December 31 of each calendar year, provided that the Committee may establish different purchase periods, from time to time, in advance of their commencement having a duration of three months to twenty-four months (each, a “Purchase Period” and collectively, the “Purchase Periods”). Contributions under the Plan shall be made by way of payroll deductions in accordance with Article 10.

Article 7 - Grant of Purchase Rights

On the first business day of a Purchase Period (the “Offering Date”), the Company will grant to each eligible employee who is then a Participant in the Plan a Purchase Right exercisable on the last day of such Purchase Period (the “Purchase Date”) to purchase, at the Purchase Price hereinafter provided for, the number of Common Shares determined by dividing such Participant’s accumulated payroll deductions during the Purchase Period by the applicable Purchase Price, all in accordance with this Plan and on the condition that such employee remains eligible to participate in the Plan throughout the remainder of such Purchase Period; provided, however, that such Purchase Right shall be subject to the limitations set forth below.

The purchase price per Common Share (the “Purchase Price”) to be paid by each Participant shall be specified by the Board, in its discretion, in advance of any Purchase Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty-five percent (85%) of the Market Price of the Common Shares on the Offering Date, rounded up to the nearest cent, or (ii) eighty-five percent (85%) of the Market Price of the Common Shares on the Purchase Date, rounded up to the nearest cent.The foregoing limitation on the Purchase Price shall be subject to adjustments as provided in Article 14.

4

Only whole Common Shares may be purchased under the Plan. Unused payroll deductions remaining in a Participant’s account at the end of a Purchase Period by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period.

No Participant under the Plan may be granted a Purchase Right that permits the Participant’s rights to purchase Common Shares under the Plan, and any other Section 423(b) employee stock purchase plans of the Company and its Parent and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined on the Purchase Right grant date or dates) for each calendar year in which the Purchase Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Participant’s accumulated payroll deductions on the Purchase Date would otherwise enable the Participant to purchase Common Shares in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the Common Shares actually purchased shall be promptly refunded to the Participant by the Company, without interest.

Article 8 -Exercise of Purchase Right

Each eligible employee who continues to be a Participant in the Plan on the Purchase Date shall be deemed to have exercised his or her Purchase Right on such date and shall be deemed to have purchased from the Company such number of whole Common Shares reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date will pay for at the Purchase Price, subject to the limitations described in Article 7. If the individual is not a Participant on the Purchase Date, then he or she shall not be entitled to exercise his or her Purchase Right.

Article 9 - Plan Enrollment

An eligible employee may elect to enter the Plan, at the election of the Committee, (i) through an electronic enrollment that provides required enrollment information requested by the Company, or (ii) by filling out, signing and delivering to the Company an authorization in a form specified by the Committee, in either case:

A.	stating the percentage to be deducted regularly from the employee’s Compensation (as defined in Article 10 below) (or contributed by other means to the extent permitted by the Committee);

B.	authorizing the purchase of Common Shares for the employee in each Purchase Period in accordance with the terms of the Plan; and

C.	specifying the exact name or names in which Common Shares purchased for the employee are to be issued as provided under Article 13 hereof.

5

Such enrollment or authorization must be received by the Company at least ten days before the first day of the next succeeding Purchase Period and shall take effect only if the employee is an eligible employee on the first business day of such Purchase Period, unless otherwise required by applicable law.

Unless a Participant completes a new election under Article 11 or withdraws from the Plan or no longer meets the eligibility requirements in Article 4, the deductions and purchases under the enrollment or authorization on file for the Participant under the Plan will continue automatically from one Purchase Period to succeeding Purchase Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each Participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of Section 423 of the Code or other applicable law.

Article 10 - Maximum Amount of Payroll Deductions

Each eligible employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent and not more than fifteen percent of such employee’s Compensation for each pay period. An amount equal to the elected percentage of the Participant’s base salary, paid on a gross basis before any deduction for tax or other amounts (“Compensation”), shall be deducted on each regular payday falling within the Purchase Period. All amounts will be calculated on the Participant’s gross Compensation, and deducted from a Participant’s net pay on an after-tax basis. The Company will maintain book accounts showing the amount of payroll deductions made on behalf of each Participant for each Purchase Period.

Article 11 - Change in Payroll Deductions

A Participant may elect to decrease his or her rate of payroll deduction by submitting an election (which may be in electronic form), at any time during a Purchase Period, in accordance with, and if and to the extent permitted by, procedures established by the Company from time to time, which may, if permitted by the Company, include a decrease to zero percent; provided, however, that unless determined otherwise by the Committee, a decrease to zero percent shall be a deemed withdrawal from the Plan. Any such election is subject to compliance with the Company’s Insider Trading Policy and applicable trading black-out periods.

A Participant that stops payroll deductions in any Purchase Period in accordance with the foregoing or that withdraws from the Plan may not elect to participate further in the Plan until the next Purchase Period.

Article 12 - Withdrawal from the Plan

A Participant may withdraw from participation in the Plan (in whole but not in part) at any time, except, with respect to withdrawal from a Purchase Period, on or after the last business day immediately preceding the last day of the Purchase Period, in accordance with the procedures prescribed by the Committee by delivering a notice of withdrawal (which may be in electronic form) to the Company or a person designated by the Company. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund the amount of the Participant’s aggregate payroll deductions for that Purchase Period to him or her (after payment for any Common Shares purchased before the effective date of withdrawal), without interest. Partial withdrawals are not permitted. Any such withdrawal is subject to compliance with the Company’s Insider Trading Policy and applicable trading black-out periods.

6

Such an employee may not begin participation again during the remainder of the Purchase Period during which the withdrawal took place, but may enroll in a subsequent Purchase Period in accordance with Article 9. The employee’s re-entry into the Plan becomes effective at the beginning of such Purchase Period, provided that he or she is an eligible employee on the first business day of the Purchase Period.

Article 13 - Issuance of Common Shares

The Common Shares purchased by Participants will be issued to the Participant as soon as practicable after each Purchase Date.

Article 14 - Adjustments

Upon the happening of any of the following described events, a Participant’s Purchase Rights granted under the Plan shall be adjusted as hereinafter provided.

In the event that the Common Shares shall be subdivided or consolidated into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the Common Shares shall be exchanged for other securities of the Company, each Participant shall be entitled, subject to the conditions herein stated, to purchase such number of Common Shares or amount of other securities of the Company as were exchangeable for the number of Common Shares that such Participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, consolidated or exchange (consistent with the provisions of Section 424 of the Code).

Upon the happening of any of the foregoing events, the class and aggregate number of Common Shares set forth in Article 5 hereof which are subject to Purchase Rights which have been or may be granted under the Plan and the limitations set forth in Articles 7 and 8 shall also be appropriately adjusted to reflect the events specified in the above paragraph (consistent with the provisions of Section 424 of the Code).

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to Purchase Rights then outstanding under the Plan, either (i) make appropriate provision for the continuation of such Purchase Rights by arranging for the substitution on an equitable basis for the shares then subject to such Purchase Rights of either (a) the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition, (b) shares of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the Common Shares subject to such Purchase Rights immediately preceding the Acquisition; or (ii) terminate each Participant’s Purchase Rights in exchange for a cash payment equal to (a) the fair market value on the date of the Acquisition, of the number of Common Shares that the Participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at a purchase price determined with reference only to the first business day of the applicable Purchase Period and subject to Code Section 423(b)(8) and fractional-share limitations on the amount of shares a Participant would be entitled to purchase, less (b) the result of multiplying such number of shares by such purchase price. Any actions taken pursuant to this paragraph shall comply with the requirements of Section 424 of the Code. The Board may also determine to terminate the Plan in accordance with Article 20 prior to the completion of an Acquisition.

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The Committee or Successor Board shall determine the adjustments to be made under this Article 14, and its determination shall be conclusive.

Article 15 - No Transfer or Assignment of Employee’s Rights

A Purchase Right granted under the Plan or a Participant’s other rights under the Plan may not be pledged, assigned, encumbered or otherwise transferred for any reason, except by will or laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant. Any attempt to pledge, assign, encumber or transfer a Purchase Right or any other rights hereunder will be deemed to be an election by the Participant to withdraw from the Plan in accordance with Article 12.

Article 16 - Designation of Beneficiary

A Participant may file a written designation of a beneficiary who is to receive any Common Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Purchase Right is exercised but prior to delivery to him or her of such Common Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the exercise of a Purchase Right.

Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Article 17 - Termination of Employee’s Rights

Whenever a Participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason before the Purchase Date for any Purchase Period, the Purchase Right will automatically be terminated on the date that the Participant ceases to be an eligible employee except in the case of involuntary termination, in which case the Purchase Right will automatically be terminated on the date that notice of termination of employment is delivered to the eligible employee. In such event, the Company shall promptly refund the entire balance of the Participant’s payroll deduction account, without interest, to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary, as if such Participant had withdrawn from the Plan in accordance with Article 12. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a Participant is on sick leave or other bona fide leave of absence, for up to three months, or for so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, if longer than three months.

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This Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to preferentially purchase any Common Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

Article 18 - Special Rules

Notwithstanding anything herein to the contrary, the Committee may adopt special rules applicable to the employees of a particular Participating Subsidiary, whenever the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Participating Subsidiary has employees; provided that, in the event the Participating Subsidiary has employees in the United States, such rules are consistent with the requirements of Section 423(b) of the Code and the regulations promulgated thereunder. Any special rules established pursuant to this Article 18 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

Article 19 - Interest

No interest will accrue on the accumulated payroll deductions or other contributions permitted by the Committee of a Participant, except as may be required by applicable local law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the Plan, except to the extent otherwise permitted by applicable law.

Article 20 - Termination and Amendments to Plan

The Plan may be terminated at any time by the Board but such termination shall not affect Purchase Rights then outstanding under the Plan. It will terminate in any case when all of the unissued Common Shares reserved for the purposes of the Plan have been purchased. If at any time Common Shares reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase rights, the available Common Shares shall be allocated pro rata among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Shares, and the Plan shall terminate. Upon any termination of the Plan, all payroll deductions not used to purchase Common Shares will be refunded, without interest.

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The Committee or the Board may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of Common Shares that may be issued under the Plan (other than pursuant to an equitable adjustment under Article 14); (ii) change the entities which may participate in the Plan; (iii) increase the maximum percentage of base salary during any pay period or the maximum dollar amount in any one calendar year that any eligible Participant may direct be contributed, pursuant to the Plan, towards the purchase of Common Shares on his or her behalf through payroll deductions; (iv) increase the Purchase Price discount as further described in Article 7; or (v) change the entity which grants shares under the Plan or the securities available under the Plan (other than pursuant to an equitable adjustment under Article 14). Subject to the qualifications set out in the immediately following paragraph, all other amendments to the Plan, including but not limited to any reasonable amendment to the mechanism for determining the Market Price, may be made without the approval of shareholders.

Notwithstanding any other provision in the Plan, any modification or amendment to the Plan shall be completed in a manner that is compliant with all applicable laws and requirements of any stock exchange or governmental or regulatory body, including the requirements of Section 423 of the Code and the listing standards of the NYSE. In addition, any modification or amendment to the Plan will be subject to the prior approval of the TSX to the extent that the Common Shares are listed on the TSX at the time of such proposed termination, modification or amendment.

No Purchase Rights may be issued under the Plan from and after the tenth anniversary of the date upon which the Effective Time occurs or such later date as is approved by shareholders of the Company following the Effective Time.

Article 21 - Limits on Sale of Shares Purchased under the Plan

The Plan is intended to provide Common Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell Common Shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal, state and provincial securities laws and regulations; subject to any restrictions imposed under Article 25 to ensure that tax withholding obligations are satisfied; subject to compliance with the terms of the Company’s Insider Trading Policy; and subject to compliance with any conditions imposed by the Committee or the Board under the Plan with respect to any subsequent purchases made by Participants under the Plan. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON SHARES.

Article 22 - Participants as Holders of Rights, Not Shareholders

Neither the granting of a Purchase Right to a Participant nor the deductions from his or her pay shall constitute such Participant a shareholder of the shares covered by a Purchase Right under the Plan until such shares have been purchased by and issued to him or her.

Article 23 - Application of Funds

All funds received or held by the Company under the Plan may be combined with other corporate funds, and may be used for general corporate purposes.

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Article 24 - Notice to Company of Disqualifying Disposition

By electing to participate in the Plan, each United States of America resident agrees to notify the Company in writing immediately after the Participant transfers Common Shares acquired under the Plan, if such transfer occurs within two years after the first business day of the Purchase Period in which such Common Shares were acquired or within one year of the acquisition of such Common Shares. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company or any Subsidiary in order to assist it in complying with the tax laws.

Article 25 - Withholding of Additional Taxes

By electing to participate in the Plan, each Participant acknowledges that the Company and its Participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Participant’s Compensation and accumulated for the benefit of the Participant under the Plan, and each Participant agrees that the Company and its Participating Subsidiaries may deduct additional amounts from the Participant’s Compensation, when amounts are added to the Participant’s account, used to purchase Common Shares or refunded, in order to satisfy such withholding obligations. Each Participant further acknowledges that when Common Shares are purchased under the Plan the Company and its Participating Subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Shares purchased and their purchase price and any other taxable benefit arising from participation in the Plan, and each Participant agrees that such taxes may be withheld from Compensation otherwise payable to such Participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Participant under Article 9 will be used to purchase the Common Shares. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from Compensation otherwise payable to any Participant, then, notwithstanding any other provision of the Plan, the Company may: (a) withhold such taxes from the Participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Shares, unless the Participant pays to the Company, prior to the Purchase Date, an amount sufficient to satisfy such withholding obligations, or (b) with the authorization of and on behalf of the Participant, sell in the market on such terms and at such time or times as the Company determines, a portion of the Common Shares issued to the Participant under the Plan to realize cash proceeds to be used to satisfy the required tax remittance. Each Participant further acknowledges that the Company and its Participating Subsidiaries may be required to withhold taxes in connection with the disposition of Common Shares acquired under the Plan and agrees that the Company or any Participating Subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from Compensation otherwise payable to such Participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Shares by the Participant upon the payment to the Company or such Participating Subsidiary of an amount sufficient to satisfy such withholding requirements. For purposes of this Article 25, “taxes” include all remuneration-related deductions, withholdings and contributions required by any governmental authority.

Article 26 - Governmental Regulations

The Company’s obligation to sell and deliver Common Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Common Shares shall not be issued with respect to a Purchase Right granted under the Plan unless the exercise of such Purchase Right and the issuance and delivery of the shares of Common Shares pursuant thereto shall comply with all applicable laws and regulations and the requirements of any stock exchange upon which the shares may then be listed.

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Article 27 - Governing Law

The validity and construction of the Plan shall be governed by the laws of British Columbia, without giving effect to the principles of conflicts of law thereof.

Article 28 - Effective Time

This Plan shall be effective at the time (the “Effective Time”) immediately preceding the closing of the initial public offering of the Common Shares, provided that it has been approved by the holders of a majority of the Common Shares of the Company present or represented by proxy at the annual meeting of the shareholders of the Company, held after the date on which the Plan is adopted by the Board, and in a manner that complies with Section 423(b)(2) of the Code and applicable Canadian law. Notwithstanding the foregoing, the terms of this Plan shall not apply until Purchase Periods commencing on or after July 1, 2017, unless otherwise determined by the Committee.

Article 29 - Miscellaneous

All references to currency herein are to U.S. funds unless otherwise indicated.

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Schedule “C”

Audit Committee Charter

ZYMEWORKS INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Zymeworks Inc. (the “Company”) and sets forth the purpose, composition, authority and responsibility of the Audit Committee (the “Committee”) of the Board.

I.	Purpose

The Committee’s purpose is to assist the Board in its oversight of:

•	the quality and integrity of the Company’s financial statements and related information;

•	the independence, qualifications, appointment and performance of the Company’s external auditor (the “external auditor”);

•	the Company’s disclosure controls and procedures, internal controls over financial reporting, and management’s responsibility for assessing and reporting on the effectiveness of such controls;

•	the Company’s compliance with applicable legal and regulatory requirements; and

•	the Company’s enterprise risk management processes.

II.	Access to Information and Authority

In carrying out its duties and responsibilities, the Committee shall have the authority to:

•	communicate directly with the external auditor and to meet with and seek any information it requires from employees, officers, directors or external parties;

•	investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices or anything else within its scope of responsibility;

•	obtain full access to all Company books, records, facilities and personnel; and

•

at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal, accounting or other advisors, as necessary to assist in the performance of its duties and responsibilities.

The Company will provide appropriate funding, as determined by the Committee, for compensation to the external auditor, to any advisors that the Committee chooses to engage and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.	Composition and Meetings

The Board shall elect annually from among its members the Committee, which shall be composed of three or more directors as determined by the Board, each of whom shall meet all applicable standards of independence and financial literacy under applicable laws, regulations and rules, which determination of independence will be made by the Board. At least one member shall be designated as an “audit committee financial expert” as defined by applicable legislation and regulation, including within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Board may remove members of the Committee at any time, with or without cause.

The chair of the Committee (the “Chair”) shall be designated by the Board; provided, that if the Board does not so designate a Chair, the Committee shall choose one of its members to be its Chair by majority vote. The Chair shall have the duties and responsibilities set out in Section VI.

To the extent applicable, the Committee will meet at least quarterly, or more frequently as circumstances dictate. The Committee shall be convened whenever requested by the external auditor or any member of the Committee or otherwise as required by law. The external auditor shall be entitled to receive notice of every meeting of the Committee and to attend and be heard at all such meetings. The Committee shall periodically meet separately with management and the external auditor in executive sessions. In addition, the Committee shall periodically meet with the external auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”). Subject to applicable law and exchange requirements, the Committee and the Chair may invite any director, executive, employee or such other person as it deems appropriate to attend and participate in any portion of any Committee meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The Committee will also meet before or after each regularly scheduled meeting in camera. Meetings may be held in person or by telephone or video-conference. The Committee may also act by unanimous written consent, whether given in writing or electronically, in lieu of a meeting.

Unless otherwise determined from time to time by resolution of the Board, a majority of members of the Committee shall constitute a quorum for the transaction of business at a meeting. For any meeting at which the Chair is absent, the chair of the meeting shall be decided upon by all members present. At a meeting, any question shall be decided by a majority of the votes cast by members of the Committee, except where only two members are present, in which case any question shall be decided unanimously. Unless otherwise determined by resolution of the Board, the Corporate Secretary of the Company or his/her delegate shall be the secretary of the Committee. The Committee will maintain written minutes of its meetings and copies of written consents. The Committee shall report regularly to the Board.

IV.	Responsibilities and Duties of the Committee

In addition to such other duties as may from time to time be expressly assigned to the Committee by the Board, the Committee shall have the following responsibilities and duties:

Financial Reporting

1.	Prepare an audit committee report, if required, to be included in the Company’s annual proxy statement.

2.	Prior to their public disclosure, review and discuss with management and, if applicable, the external auditor:

i.

the Company’s annual financial statements and the related MD&A, including the discussion of critical accounting estimates included therein and, if appropriate, recommend to the Board the approval, filing and disclosure of such information;

ii.	the Company’s annual earnings press releases, including any pro forma or non-GAAP information included therein;

iii.	the Company’s quarterly unaudited financial statements and associated MD&A, including the discussion of critical accounting estimates included therein;

iv.	the Company’s quarterly earnings press releases, including any pro forma or non-GAAP information included therein;

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v.	the type and presentation of financial information and earnings guidance provided to analysts, ratings agencies and others;

vi.

to the extent they include financial information extracted or derived from the Company’s financial statements, other public reports or filings by the Company, including the Company’s annual information and proxy statements; and

vii.	internal controls (or summaries thereof) and the integrity of the financial reporting and related attestations by the external auditor of the Company’s internal controls over financial reporting.

External Auditor

3.

Review, report and approve of, or where appropriate provide recommendations to the Board as to, the appointment, term, compensation and review of engagement, removal, independence, audit plan (including the timing and scope of the audit), estimated and actual fees and contractual arrangements of the external auditor. The external auditor will report directly to the Committee and the Committee will oversee the work performed by the external auditor and the resolution of disagreements between management and the external auditor if they arise, taking into account where appropriate the opinions of management.

4.	Review the external auditor’s management letters and management’s responses to such letters.

5.

At least annually, the Committee shall assess the external auditor’s independence. The Committee shall obtain and review a report by the external auditor describing all relationships between the external auditor and the Company, including the written disclosures and the letter from the external auditor required by applicable requirements. The Committee shall review any disclosed relationships or services that may affect the independence and objectivity of the auditor and take appropriate actions to oversee the external auditor.

6.

Review and preapprove (which may be pursuant to preapproval policies and procedures) all audit and non-audit services to be provided by the external auditor. Delegate, if deemed appropriate, authority to one or more members of the Committee to grant preapprovals of audit and non-audit services, provided that any such approvals be presented to the Committee at its next scheduled meeting. Consider whether the auditor’s provision of permissible non-audit services is compatible with the external auditor’s independence.

7.	Discuss with the external auditor and management any matters required to be discussed in accordance with applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

8.

Meet periodically with the external auditor in the absence of management. Review with the external auditor any audit problems or difficulties the external auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the external auditor’s activities or access to requested information and any significant disagreements with management.

9.	Review and discuss the reports required to be made by the external auditor regarding:

i.	critical accounting policies and practices;

ii.

material selections of accounting policies when there is a choice of policies available under U.S. GAAP that have been discussed with management, including the ramifications of the use of such alternative treatment, and the treatment preferred by the external auditor;

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iii.	other material written communications between the external auditor and management; and

iv.	any other matters required to be communicated to the Committee by applicable rules and regulations.

10.	At least annually, obtain and review a report by the external auditor describing:

i.	the external auditor’s internal quality-control procedures;

ii.

any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to independent audits carried out by the external auditor, and any steps taken to deal with such issues; and

iii.

all relationships between the external auditor and the Company, addressing the matters set forth in PCAOB Rule 3526. This report should be used to evaluate the external auditor’s qualifications, performance and independence. Further, the Committee will review the experience and qualifications of the lead partner each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee will also consider whether there should be rotation of the external auditor itself. The Committee will present its conclusions to the Board.

11.	Set policies, consistent with governing laws and regulations, for the hiring of current or former personnel of the external auditor.

Financial Reporting Processes, Accounting Policies and Internal Controls

12.	Review and discuss with management and the external auditor, and monitor, report and where appropriate, provide recommendations to the Board on:

i.	the adequacy and effectiveness of the Company’s system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls;

ii.	the integrity of the Company’s external financial reporting processes;

iii.	the Company’s disclosure controls and procedures, including any significant deficiencies in or material non-compliance with, such controls and procedures; and

iv.	the relationship of the Committee with other committees of the Board and management.

13.	Understand the scope of the external auditors’ review of internal control over financial reporting and obtain reports on significant findings and recommendations, together with management responses.

14.

Review and discuss with the Company’s Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”) the process for the certifications to be provided and receive and review any disclosure from the CEO and CFO made in connection with the required certifications of the Company’s quarterly and annual reports filed, including: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

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15.

Review major issues and analyses prepared by management or the external auditor regarding accounting principles and financial reporting issues and judgments made in connection with the preparation of financial statements, including any significant changes in the Company’s selection or application of accounting principles, the effect of non-GAAP methods on the financial statements, complex or unusual transactions and highly judgmental areas, such as the presentation and impact of significant risks and uncertainties and key estimates and judgments of management that may be material to financial reporting, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

16.	Approve transactions between the Company and its officers, directors, principal shareholders and affiliates, in accordance with the terms of the Company’s Code of Business Conduct and Ethics.

17.	Review the Company’s policies and procedures for reviewing and approving or ratifying related-party transactions.

18.

Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees regarding questionable accounting or auditing matters.

19.	Meet periodically with management in the absence of the external auditor.

20.	Consider the risk of management’s ability to override the Company’s internal controls.

Ethical and Legal Compliance and Risk Management

21.

Review, with the Company’s legal counsel, legal compliance and legal matters that could have a significant impact on the Company’s financial statements. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up of any instances of non-compliance. Receive and review periodic reports from the Company with respect to the Company’s pending or threatened material litigation. Review the appropriateness of the disclosure thereof in the documents reviewed by the Committee. Review, with the Company’s counsel, on a regular basis, any reports of whistleblowing, including all reports made to the Company’s anonymous and confidential helpline (see the Whistleblower Policy).

22.

Discuss the Company’s policies with respect to risk assessment and risk management, the Company’s insurance coverage, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

23.	Review the Company’s compliance with internal policies and the Company’s progress in remedying any material deficiencies that could have a significant impact on the Company.

24.	Review the findings of any examinations by regulatory agencies, and any external auditors observations made regarding those findings.

Other Responsibilities

25.	Report regularly to the Board regarding the execution of the Committee’s duties and responsibilities, activities, any issues encountered and related recommendations.

26.	Institute and oversee special investigations as the Committee deems appropriate.

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27.	Perform any other activities consistent with this Charter, the Company’s constating documents and governing laws that the Board or Committee determines are necessary or appropriate.

V.	Delegation of Authority

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

VI.	Responsibilities and Duties of the Chair

The Chair shall have the responsibilities and duties set out in the Position Description for the Chair of the Audit Committee, which shall include the following:

1.	Chair meetings of the Committee.

2.	In consultation with the Chair of the Board and the corporate secretary of the Company (the “Corporate Secretary”), determine the frequency, dates and locations of meetings of the Committee.

3.

In consultation with the CEO, the CFO, the Corporate Secretary and others as required, review the annual work plan and the meeting agendas to ensure all required business is brought before the Committee.

4.	In consultation with the Chairman of the Board, ensure that all items requiring the Committee’s approval are appropriately tabled.

5.	Report to the Board on the matters reviewed by, and on any decisions or recommendations of, the Committee at the next meeting of the Board following any meeting of the Committee.

6.	Carry out any other or special assignments or any functions as may be requested by the Board.

VII.	Limitation on Committee’s Duties

The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the external auditor, in accordance with its business judgment. Members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, professional accountants or auditors. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to (i) plan or conduct any audits; (ii) determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law; (iii) guarantee the external auditor’s reports; or (iv) provide any expert or special assurance as to the Company’s internal controls or management of risk. Members of the Committee are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided and representations made by management as to any audit or non-audit services provided by the external auditor.

Nothing in this Charter is intended or may be construed as imposing on any member of the Committee or the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Charter is not intended to change or interpret the constating documents of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to shareholders, competitors, employees or other persons, or to any other liability whatsoever.

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Any action that may or is to be taken by the Committee may, to the extent permitted by law or regulation, be taken directly by the Board.

VIII.	Evaluation of Committee

The Committee shall, on an annual basis, review and evaluate its performance. In conducting this review, the Committee shall address such matters that the Committee considers relevant to its performance and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The review and evaluation shall be conducted in such a manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its review and evaluation, including any recommended changes to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures, as it deems necessary or appropriate.

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Schedule “D”

Board Mandate

ZYMEWORKS INC.

MANDATE OF THE BOARD OF DIRECTORS

This Board Mandate (the “Mandate”) has been adopted by the board of directors (the “Board”) of Zymeworks Inc. (the “Company”).

I.	Purpose

The purpose of this Mandate is to describe the principal duties and responsibilities of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

II.	Access to Information and Authority

The Board will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties. The Board shall have the authority to, at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal or other advisors, as necessary to assist in the performance of its duties and responsibilities.

III.	Composition and Meetings

The Board shall be comprised of that number of directors as shall be determined from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee of the Board, in accordance with the Company’s constating documents. The Board will be comprised of a majority of “independent” directors within the meaning of the applicable listing standards of the New York Stock Exchange and National Instrument 58-101 – Corporate Governance Guidelines adopted by the Canadian Securities Administrators.

The Board shall choose one of its members to be its Chair by majority vote, which Chair shall have the duties and responsibilities set out in Section V. The Chair should be an independent director. Where this is not appropriate, an independent director will be appointed to act as “lead director”.

The Board may delegate certain matters it is responsible for to the committees of the Board. The Board shall appoint from among its members the members of each committee of the Board, in consultation with the relevant committee of the Board. The Board will, however, retain its oversight function and ultimate responsibility for such matters and associated delegated responsibilities.

The Board will meet at least quarterly, or more frequently as circumstances dictate. Each director has a responsibility to attend and participate in meetings of the Board. The Board and the Chair may invite any executive, employee or such other person or external advisor as it deems appropriate to attend and participate in any portion of any Board meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The independent members of the Board will also meet in camera, as required, without the non-independent directors and members of management before or after each regularly scheduled meeting.

IV.	Responsibilities and Duties of the Board

The Board is responsible for the stewardship of the Company and providing oversight as to the management of the business and affairs of the Company. It is management’s duty to run the Company’s business on a day-to-day basis. The Board is expected to focus on guidance and strategic oversight, with the goal of increasing long-term shareholder value. In discharging their duties, directors must act honestly and in good faith, with a view to the best interests of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The responsibilities and duties of the Board shall include the following:

Chief Executive Officer and Officers

1.	Appointing the Chief Executive Officer (the “CEO”) and, together with the CEO, developing a written position description for the role of the CEO.

2.	Delegate to the CEO and other senior executives the authority over the day-to-day management of the business and affairs of the Company.

3.	Developing the corporate goals and objectives that the CEO is responsible for meeting and reviewing the performance of the CEO against such corporate goals and objectives.

4.	Taking steps to satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization.

5.	Succession planning for the CEO and other key personnel.

6.	Approving the compensation of the CEO upon recommendation of the Compensation Committee.

Financial Reporting

7.	Approving:

i.	the annual financial statements and related Management’s Discussion and Analysis, and their filing and disclosure; and

ii.	the Company’s annual earnings press releases, including any pro forma or non-GAAP information included therein, and their filing and disclosure.

8.	Reviewing and monitoring, with the assistance of the Audit Committee:

i.	the quality and integrity of the Company’s financial statements;

ii.	the external reporting of the Company’s financial and operating performance in compliance with all regulatory and statutory requirements; and

iii.	the appointment and performance of the external auditor.

Financial Reporting Processes, Accounting Policies and Internal Controls

9.	Reviewing and monitoring, with the assistance of the Audit Committee:

i.	the adequacy and effectiveness of the Company’s system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls; and

ii.	the quality and integrity of the Company’s external financial reporting processes.

Ethical and Legal Compliance and Risk Management

10.	Reviewing and approving the Company’s Code of Business Conduct and Ethics.

11.	Reviewing and monitoring:

i.	compliance with the Code of Business Conduct and Ethics and other ethical standards adopted by the Company; and

ii.

the Company’s compliance with applicable legal and regulatory requirements, though notwithstanding the foregoing and subject to applicable law, nothing contained in this Mandate is intended to require the Board to ensure the Company’s compliance with applicable laws or regulations.

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12.

In conjunction with management, identifying the principal risks of the Company’s business and reviewing and monitoring management’s implementation of appropriate systems to seek to effectively monitor, manage and mitigate the impact of such risks.

Other Responsibilities

13.

Adopting a strategic planning process to establish objectives and goals for the Company’s business and reviewing, approving and modifying, as appropriate, the strategies proposed by management to achieve such objectives and goals.

14.	Reviewing and approving the Company’s financial objectives, plans and actions, including significant capital allocations and expenditures.

15.	Reviewing and approving material transactions not in the ordinary course of business.

16.

In consultation with management, overseeing and reviewing the Company’s procedures with respect to the Company’s public disclosure, including the Disclosure Policy, to ensure that communications with the public are timely, factual, accurate and broadly disseminated in accordance with all applicable legal and regulatory requirements.

17.	Adopting appropriate procedures designed to permit the Board to receive feedback from shareholders on material issues.

18.	In conjunction with the Nominating and Corporate Governance Committee, providing an orientation program for new directors to the Board and continuing education opportunities for all directors.

19.	Overseeing the assessment by the Nominating and Corporate Governance Committee, each committee and each director.

20.	Developing and overseeing a method for interested parties to communicate directly with the Board.

21.	Performing any other activities consistent with this Mandate, the Company’s constating documents, and governing laws that the Board determines are necessary or appropriate.

V.	Responsibilities and Duties of the Chair

The Chair shall have the responsibilities and duties set out in the Position Description for the Chair of the Board and Lead Director which shall include the following:

1.	Chair meetings of the Board.

2.	Chair the annual general meeting, and any special meetings, of the shareholders.

3.

In consultation with the Corporate Secretary, determine the frequency, dates and locations of meetings of the Board and ensure that regular minutes of Board proceedings are kept and circulated on a timely basis for review and approval.

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4.

In consultation with the CEO, the Chief Financial Officer, the Corporate Secretary and others as required, review the annual work plan and the meeting agendas so as to bring all required business before the Board.

5.	As appropriate, carry out any other or special assignments or any functions as may be requested by the Board or management.

If the Chair is not an independent director then the independent lead director should act as the effective leader of the Board and ensure the Board’s agenda will enable it to successfully carry out its duties. See the Position Description for the Chair of the Board and Lead Director for more detail.

VI.	Limitation on the Board’s Duties

The Board shall discharge its responsibilities, and shall assess the information provided by the Company’s management and any external advisors, including the external auditor, in accordance with its business judgment. Members of the Board are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided and representations made by management as to any audit or non-audit services provided by the external auditor.

Nothing in this Mandate is intended or may be construed as imposing on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Mandate is not intended to change or interpret the constating documents of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Mandate should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to shareholders, competitors, employees or other persons, or to any other liability whatsoever.

VII.	Review of Mandate

The Nominating and Corporate Governance Committee of the Board will review and reassess the adequacy of this Mandate from time to time and recommend any proposed changes to the Board for approval.

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